MACKINAC FINANCIAL CORPORATION 401(K) PLAN
Established as of January 1, 1994
Amended and Restated as of May 1, 2008
Copyright 2002-2008
Miller, Canfield, Paddock and Stone, P.L.C.
All Rights Reserved.

MACKINAC FINANCIAL CORPORATION 401(K) PLAN

i

Section 14.04 No Right to Trust Assets	65
Section 14.05 Participant Benefiting	65
Section 14.06 Governing Law	65
Section 14.07 Severability of Provisions	65
Section 14.08 Headings and Captions	65
Section 14.09 Gender and Number	65

EGTRRA ADDENDUM	67

REQUIRED MINIMUM DISTRIBUTION ADDENDUM	72

FINAL 401(k)-(m) REGULATION ADDENDUM	77

PREAMBLE
     WHEREAS, Mackinac Financial Corporation, a Michigan Corporation (formerly known as North Country Financial Corporation)(the “Plan Sponsor”), adopted a qualified profit-sharing plan, with a cash-or-deferred arrangement forming part of the Plan, for the benefit of its eligible employees, effective January 1, 1994;
     NOW, THEREFORE, the Plan Sponsor hereby amends and restates the Mackinac Financial Corporation 401(k) Plan, effective as of May 1, 2008 (except as otherwise noted) pursuant to the following provisions:

ARTICLE 1
INTRODUCTION
Section 1.01 PLAN AND TRUST
     The Plan Sponsor hereby amends and restates this Plan, effective May 1, 2008. This Plan and its related Trust are intended to qualify as a tax-exempt profit-sharing plan and trust under Code sections 401(a) and 501(a), respectively, and the cash-or-deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k).
Section 1.02 APPLICATION OF AMENDED AND RESTATED PLAN AND TRUST
     Except as otherwise specifically provided herein, the provisions of this amended and restated Plan shall apply to those individuals who are Eligible Employees of the Company on or after May 1, 2008. Except as otherwise specifically provided herein, the rights and benefits, if any, of former Eligible Employees of the Company whose employment terminated prior to May 1, 2008, shall be determined under the provisions of the Plan, as in effect from time to time prior to that date.

ARTICLE 2
DEFINITIONS
     “Account” means the balance of a Participant’s interest in the Trust Fund as of the applicable date. “Account” or “Accounts” shall include, for any Participant, his Elective Deferral Account, Matching Contribution Account, Rollover Contribution Account, Qualified Nonelective Contribution Account, Transfer Account and such other account(s) or subaccount(s) as the Plan Administrator, in its discretion, deems appropriate.
     “Actual Contribution Percentage” means the ratio (expressed as a percentage) of Matching Contributions (excluding Matching Contributions forfeited pursuant to Sections 5.01 and 5.03) for a Participant for the Plan Year to the Participant’s Testing Compensation for such year. A Matching Contribution shall be considered “for the Plan Year” only if (a) it is made on account of the Participant’s Elective Deferral for that Plan Year, (b) it is allocated to his Matching Contribution Account during such Plan Year, and (c) it is paid to the Trust Fund by the last day of the 12th month after the end of such Plan Year. The Actual Contribution Percentage of a Participant who does not receive a Matching Contribution shall be zero. Testing Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457. For Plan Years beginning on and after January 1, 2001, Testing Compensation shall include elective amounts that are not includable in the gross income of the Participant under Code sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457.
     “Actual Deferral Percentage” means the ratio (expressed as a percentage) of the sum of Elective Deferrals and Qualified Nonelective Contributions made on behalf of a Participant for the Plan Year to the Participant’s Testing Compensation for that year. An Elective Deferral shall be considered “for the Plan Year” only if it relates to Compensation that either (a) would have been received by the Participant in the Plan Year, but for his deferral election, or (b) is attributable to services performed by the Participant during the Plan Year and would have been received by him within 2-1/2 months after the close of the Plan Year, but for his deferral election. In addition, an Elective Deferral will not be counted in the Actual Deferral Percentage for the Plan Year unless it is allocated to the Participant’s Elective Deferral Account by the last day of the Plan Year and is actually paid to the Trust Fund by the last day of the 12th month after the end of such Plan Year, nor shall a Nonhighly Compensated Employee’s Excess Elective Deferrals be counted in the Actual Deferral Percentage. Qualified Nonelective Contributions shall be counted in the Actual Deferral Percentage only if they satisfy the additional requirements set forth in the Treasury Regulations prescribed under Code section 401(k)(3)(D)(ii) and if they are treated as an Elective Deferral pursuant to Section 5.02. The Actual Deferral Percentage of a Participant who is eligible but does not make an Elective Deferral and who does not receive an allocation of a Qualified Nonelective Contribution shall be zero. Testing Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h), 403(b) or 457. For Plan Years beginning on and after January 1, 2001, Testing Compensation shall include elective amounts that are not includable in the gross income of the Participant under Code sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457.
     “Alternate Payee” means the person entitled to receive payment of benefits under the Plan pursuant to a Qualified Domestic Relations Order.
     “Annual Addition” means the sum of the following amounts credited to a Participant’s Account for the Limitation Year:
     (a) Company contributions allocated to a Participant’s Account, including Elective Deferrals, Matching Contributions and Qualified Nonelective Contributions. Company contributions shall also include Excess Elective Deferrals, unless such amounts are distributed no later than the first May 15 following the close of the Participant’s taxable year;
     (b) forfeitures;
     (c) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;
     (d) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer; and
     (e) allocations under a simplified employee pension.
     “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or any other form.
     “Average Contribution Percentage” means the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a specified group.
     “Average Deferral Percentage” means the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a specified group.
     “Beneficiary” means the person(s) entitled to receive benefits, under Section 7.04 of the Plan, upon the Participant’s death.
     “Board” means the Board of Directors of the Plan Sponsor.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Company” means the Plan Sponsor and any other entity that has adopted the Plan with the approval of the Plan Sponsor.

     “Compensation” means wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.
     Compensation shall also include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457.
     Compensation shall include only that remuneration which is actually paid to the Participant by the Company during the Plan Year.
     Compensation shall exclude all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.
     For any Plan Year, the annual Compensation of each Employee taken into account for determining all benefits provided under the Plan shall not exceed $150,000 or such other amount in effect under Code section 401(a)(17)(B). The amount in effect for a calendar year applies to any determination period that begins during such calendar year.
     If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.
     “Determination Date” means the last day of the preceding Plan Year.
     “Disabled” or “Disability” means a finding by the Plan Administrator that the Participant is mentally or physically disabled under uniform rules consistently applied to all Participants in like circumstances.
     “Earned Income” means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code section 164(f) for taxable years beginning after December 31, 1989.

     “Effective Date” means May 1, 2008; provided, however, that when a provision of the Plan states an effective date other than May 1, 2008, such stated specific effective date shall apply as to that provision. The Plan is an amendment and restatement of a Plan that was originally effective January 1, 1994.
     “Elective Deferral” means an Employee contribution made to the Plan on a pre-tax basis pursuant to Article 4 of the Plan.
     “Elective Deferral Account” means so much of a Participant’s Account as consists of a Participant’s Elective Deferrals made to the Plan.
     “Eligible Employee” means any Employee employed by the Company but excluding (a) any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan or (b) any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) which constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)).
     If an individual (other than a Self-Employed Individual) is subsequently reclassified as, or determined to be, an Employee by a court, the Internal Revenue Service or any other governmental agency or authority, or if the Company is required to reclassify such individual as an Employee as a result of such reclassification determination (including any reclassification by the Company in settlement of any claim or action relating to such individual’s employment status), such individual shall not become an Eligible Employee by reason of such reclassification or determination.
     In addition, an individual who becomes employed by the Employer in a transaction between the Employer and another entity that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade or business shall not become eligible to participate in the Plan until such time as the Plan Sponsor specifically authorizes such participation.
     “Employee” means any individual who is employed by the Employer, including a Self-Employed Individual. The term “Employee” includes any Leased Employee of the Employer. No Leased Employee may become a Participant hereunder unless he becomes an Eligible Employee. The term “Employee” shall not include a person who is classified by the Employer as an independent contractor or a person (other than a Self-Employed Individual) who is not treated an employee for purposes of withholding federal employment taxes.
     “Employer” means the Company or any other employer required to be aggregated with the Company under Code sections 414(b), (c), (m) or (o); provided, however, that “Employer” shall not include any entity or unincorporated trade or business prior to the date on which such entity, trade or business satisfies the affiliation or control tests described above. In identifying “Employer” for purposes of Section 5.04, the definition in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

     “Employment Commencement Date” means the first date on which the Eligible Employee performs an Hour of Service.
     “ERISA” means the Employee Retirement Income Security Act of 1974, all amendments thereto and all federal regulations promulgated pursuant thereto.
     “Excess Elective Deferral” means Elective Deferrals made in excess of the limit described in Section 5.01.
     “Highly Compensated Employee” means any Employee who during the Plan Year performs services for the Employer and who:
     (a) was a More Than 5% Owner at any time during the Plan Year or the preceding Plan Year; or
     (b) during the calendar year beginning with or within the preceding Plan Year received Testing Compensation in excess of the Code section 414(q)(1) amount ($80,000 as adjusted) and was a member of the top paid group of Employees within the meaning of Code section 414(q)(3). Notwithstanding the foregoing, for the Plan Year beginning between January 1, 1997 and December 31, 1997 the determination under this Subsection (b) shall be made with regard to Testing Compensation paid for the calendar year ending within such Plan Year.
     For purposes of determining who is a Highly Compensated Employee, Testing Compensation shall include amounts excludable under Code sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457.
     The determination of who is a Highly Compensated Employee will be made in accordance with Code section 414(q) and the regulations thereunder to the extent they are not inconsistent with the method established above.
     The term Highly Compensated Employee also includes a former Employee who was a Highly Compensated Employee when he separated from service or at any time after attaining age 55.
     “Hour of Service” means:
     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.
     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to DOL Reg. section 2530.200b-2 which is incorporated herein by this reference.
     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
     Solely for purposes of determining whether a One-Year Break in Service for vesting purposes has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.
     Notwithstanding the foregoing, for determining service under the elapsed time method, an Hour of Service means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.
     Hours of service will be credited for employment with the Employer. Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o).
     If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.
     Service with respect to qualified military service shall be credited in accordance with Code section 414(u) and service shall also be determined to the extent required by the Family and Medical Leave Act of 1993.
     “Investment Fiduciary” means the fiduciary appointed by the Plan Sponsor pursuant to Section 12.02.
     “Investment Funds” means the funds in which the Trust Fund is invested.
     “Investment Manager” means an investment manager as described in section 3(38) of ERISA.

     “Key Employee” means an Employee or former Employee (and each of his Beneficiaries) who, at any time during the Plan Year containing the Determination Date for the Plan Year in question or any of the four preceding Plan Years, is:
     (a) An officer of the Employer (as that term is defined in Treasury Regulations promulgated under Code section 416) if such officer’s Testing Compensation for such Plan Year exceeds 50% of the amount in effect under Code section 415(b)(1)(A); or
     (b) One of the 10 Employees owning (directly or by attribution, under Code section 318) the largest interests in the Employer, provided:
          (1) the Employee’s Testing Compensation from the Employer for the Plan Year exceeds 100% of the amount in effect under Code section 415(c)(1)(A), and
          (2) the Employee owns (either directly or by attribution, under Code section 318) more than one-half of one percent (.5%) of the outstanding stock of the Employer or stock possessing more than one-half of one percent (.5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, more than one-half of one percent (.5%) of the capital or profits interest in the Employer; or
     (c) A More Than 5% Owner; or
     (d) A “more than 1% owner” of the Employer, meaning an Employee who (1) has Testing Compensation from the Employer of more than $150,000 for such Plan Year, and (2) owns (either directly or by attribution, under Code section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profits interest in the Employer.
     For purposes of this definition and the definition of More Than 5% Owner, employers that would otherwise be aggregated under Code section 414(b), (c), or (m) shall be treated as separate employers in determining percentage ownership, and Testing Compensation shall include amounts deducted pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code section 125, 402(e)(3), 402(h), 403(b) or 457. For Plan Years beginning on and after January 1, 2001, Testing Compensation shall include elective amounts that are not includable in the gross income of the Participant under Code sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457.
     “Leased Employee” means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

A person shall not be considered a Leased Employee if: (i) such person is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457 (Effective for Plan Years beginning on or after January 1, 2001, Code sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b) or 457), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer’s nonhighly compensated work force.
     “Limitation Year” means the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
     “Matching Contribution” means an Employer Matching Contribution made to the Plan on behalf of the Participant pursuant to Article 4 of the Plan.
     “Matching Contribution Account” means so much of a Participant’s Account as consists of Matching Contributions made to the Plan.
     “Month of Eligibility Service” means a one-month period of service commencing with an Employee’s Employment Commencement Date (and each one month anniversary thereof) and ending on the date on which eligibility service is being determined. In order to determine the number of whole Months of Eligibility Service, nonsuccessive periods of service and less than whole month periods of service shall be aggregated on the basis that 30 days are deemed to be a month. In order to determine the number of whole Months of Eligibility Service, an Employee will receive credit for any Period of Severance of less than 12 consecutive months. Service with North Country Financial Corporation shall be treated as service with the Employer for eligibility purposes. All Months of Eligibility Service with the Employer are taken into account except that in the case of a Participant who does not have any nonforfeitable right to the Account balance derived from Employer contributions, Months of Eligibility Service before a period of five (5) consecutive One-Year Periods of Severance will not be taken into account in computing eligibility service. If a Participant’s Months of Eligibility Service are disregarded pursuant to the preceding sentence, such Participant will be treated as a new Employee for eligibility purposes. If a Participant’s Months of Eligibility Service may not be disregarded pursuant to the foregoing, such Participant shall participate in the Plan pursuant to the terms of Article 3.
     “More Than 5% Owner” means any person who owns (either directly or by attribution, under Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer.
     “Non-Key Employee” means any Employee or former Employee who is not a Key Employee.

     “Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.
     “Normal Retirement Age” means attainment of age 65.
     “One-Year Break in Service” means, for purposes of determining a Year of Vesting Service, a Vesting Computation Period during which an Employee is credited with 500 or fewer Hours of Service.
     “One-Year Period of Severance” means a Period of Severance of at least 12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute One-Year Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
     “Participant” means an Eligible Employee who participates in the Plan in accordance with Article 3.
     “Period of Severance” means a continuous period of time during which the Employee does not perform an Hour of Service for the Employer. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.
     “Permissive Aggregation Group” means the Required Aggregation Group of plans, plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.
     “Plan” means the Mackinac Financial Corporation 401(k) Plan, as set forth in this instrument and any amendments or supplements thereto.
     “Plan Administrator” means the person(s) designated pursuant to Section 12.01 of the Plan.
     “Plan Sponsor” means Mackinac Financial Corporation and any successor thereto.
     “Plan Year” means the 12-consecutive month period ending on each December 31.
     “Present Value” means a benefit of equivalent value and shall be based only on the interest and mortality rates specified in the defined benefit plan, if any. In the absence of such specifications in the defined benefit plan, Present Value shall be determined by applying the then-current purchase rates for qualified, single payment non-participating immediate annuities discounting the resulting value by 6% per annum.
     “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) that constitutes a “qualified domestic relations order” within the meaning of Code section 414(p).
     “Qualifying Employer Security” means, pursuant to ERISA section 407(d)(5), an employer security which is stock, a marketable obligation (as defined in ERISA section 407(e)) or an interest in a publicly traded partnership (as defined in Code section 7704(b)), but only if such partnership is an existing partnership as defined in 10211(c)(2)(A) of the Revenue Act of 1987 (Public Law 100-203). For purposes of the Plan, Qualifying Employer Security shall only include the Company’s Class A Common Stock.
     “Qualified Nonelective Contribution” means a contribution made by the Company that is allocated to a Participant’s Qualified Nonelective Contribution Account pursuant to Article 4.
     “Qualified Nonelective Contribution Account” means so much of a Participant’s Account as consists of Qualified Nonelective Contributions made to the Plan.
     “Required Aggregation Group” means (a) each qualified plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and (b) each other plan (including a terminated plan) of the Employer which, during the period, enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410.
     “Required Beginning Date” means the later of the May 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires; except that benefit distributions to a More Than 5% Owner must commence by the May 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.
     “Rollover Contribution” means an Employee contribution made to the Plan as a rollover from another qualified plan or individual retirement account pursuant to Article 4 of the Plan.
     “Rollover Contribution Account” means so much of a Participant’s Account as consists of a Participant’s Rollover Contributions made to the Plan.
     “Self-Employed Individual” means any individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.
     “Termination” and Termination of Employment” means any absence from service that ends the employment of the Employee with the Employer.

     “Testing Compensation” means wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Testing Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual, Testing Compensation shall mean Earned Income.
     Notwithstanding any other provision hereof to the contrary, the annual Testing Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed the amount in effect for such year under Code section 401(a)(17). If a Plan Year consists of fewer than 12 months, the applicable limitation under Code section 401(a)(17) will be multiplied by a fraction, the numerator of which is the number of months in such year, and the denominator of which is 12.
     “Top-Heavy Ratio” means:
     (a) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date, has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date, including any distributions during that period from a terminated plan), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date, including any distributions during that period from a terminated plan), both computed in accordance with Code section 416 and the Treasury Regulations promulgated thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the Treasury Regulations thereunder.
     (b) If the Employer maintains one or more defined contribution plans and maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date, has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with subsection (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants (determined in accordance with subsection (c) below), and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code section 416 and the Treasury Regulations promulgated thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

     (c) For purposes of subsections (a) and (b) above, the value of Account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date during the 12-month period ending on the Determination Date, except as provided in Code section 416 and the Treasury Regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for the Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the Treasury Regulations promulgated thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
     “Transfer Account” means so much of a Participant’s Account as consists of amounts transferred from another qualified plan pursuant to Article 4 in a transaction that was not an eligible rollover distribution within the meaning of Code section 402.
     “Trust Fund” means all of the assets of the Plan held by the Trustee pursuant to Article 10 or held by an insurance company pursuant to section 403 of ERISA.
     “Trustee” means Linda Bolda, Kelly W. George and Ernie R. Krueger.
     “Valuation Date” means each business day; provided however, investments in Qualifying Employer Securities shall be valued as of the last business day of each month (or, as soon as administratively feasible after the last business day of each month).
     “Vesting Computation Period” means, for purposes of determining Years of Vesting Service, the Plan Year.
     “Year of Vesting Service” means a Vesting Computation Period during which the Employee completes at least 1,000 Hours of Service.
     The following service shall be disregarded in determining Years of Vesting Service:
     (a) For an Employee who has five consecutive One-Year Breaks in Service and except to the extent provided in Article 6, all periods of service after such One-Year Breaks in Service shall be disregarded for the purpose of vesting the Employee’s employer-derived Account balance that accrued before such Breaks in Service, but except as provided in (b) below, both the service before and after such One-Year Breaks in Service shall count for purposes of vesting the Employee’s employer-derived Account balance that accrues after such One-Year Breaks in Service.

     (b) If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Vesting Service before a period of five (5) consecutive One-Year Breaks in Service will not be taken into account in computing vesting service.
     Service with North Country Financial Corporation shall be treated as service with the Employer for vesting purposes.

ARTICLE 3
PARTICIPATION
Section 3.01 ELECTIVE DEFERRALS
     Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Elective Deferrals immediately prior to the Effective Date shall be a Participant eligible to make Elective Deferrals pursuant Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Elective Deferrals immediately prior to the Effective Date, shall become a Participant eligible to make Elective Deferrals on the business day following his attainment of age 18 and the completion of one (1) Hour of Service in three (3) consecutive months (such period shall commence on his Employment Commencement Date); provided, that he is an Eligible Employee at the end of that period.
Section 3.02 MATCHING CONTRIBUTIONS
     Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Matching Contributions immediately prior to the Effective Date shall be a Participant eligible to receive Matching Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Matching Contributions immediately prior to the Effective Date, shall become a Participant eligible to receive Matching Contributions on the business day following his attainment of age 18 and the completion of one (1) Hour of Service in three (3) consecutive months (such period shall commence on his Employment Commencement Date); provided, that he is an Eligible Employee at the end of that period.
Section 3.03 TRANSFERS
     If a change in job classification or a transfer results in an individual no longer qualifying as an Eligible Employee, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of the effective date of such change of job classification or transfer. Should such Employee again qualify as an Eligible Employee or if an Employee who was not previously an Eligible Employee becomes an Eligible Employee, he shall become a Participant with respect to the contributions for which the eligibility requirements have been satisfied as of the later of the effective date of such subsequent change of status or the date the Employee meets the eligibility requirements of this Article 3.
Section 3.04 TERMINATION AND REHIRES
     If an Employee has a Termination of Employment, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of his Termination of Employment. An individual who has satisfied the applicable eligibility requirements set forth in Article 3 as of his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall resume or become a Participant immediately upon his rehire date with respect to the contributions for which the eligibility requirements of this Article 3 have been satisfied. An individual who has not so qualified for participation on his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall be eligible to participate as of the later of the effective date of such reemployment or the date the individual meets the eligibility requirements of this Article 3. The determination of whether a rehired Eligible Employee satisfies the requirements of Article 3 shall be made after the application of any applicable break in service rules.
Section 3.05 PROCEDURES FOR ADMISSION
     The Plan Administrator shall prescribe such forms and may require such data from Participants as are reasonably required to effectuate any Participant elections made pursuant to this Article 3.
Section 3.06 WAIVER
     An Employee may irrevocably elect not to participate in the Plan.

ARTICLE 4
CONTRIBUTIONS
Section 4.01 ELECTIVE DEFERRALS
     (a) Elections. Each Participant may execute elections pursuant to this Section 4.01 in the form and manner prescribed by the Plan Administrator. The Plan Administrator shall provide each Participant with the forms necessary to elect the amount of Elective Deferrals. An Elective Deferral election shall provide that a Participant may elect to reduce his Compensation by an amount from one percent (1%) to eighty percent (80%) of his Compensation.
     (b) Modifications. As of the date a Participant first meets the eligibility requirements of Section 3.01, he may elect to contribute to the Plan. Subsequent to that date, a Participant may elect to start, increase or reduce his elections pursuant to this Section 4.01, effective as of the dates established pursuant to Plan Administrator procedures. Notwithstanding the foregoing, a Participant may totally suspend his elections at any time.
     (c) Procedures. A Participant shall make an election described in Subsection (b) in such form and manner as may be prescribed by the Plan Administrator at such time in advance as the Plan Administrator may require. A Participant’s election regarding Elective Deferrals may be made only with respect to an amount which the Participant could otherwise elect to receive in cash and which is not currently available to the Participant.
     (d) Reduction in Elections. The Plan Administrator may reduce or totally suspend a Participant’s election if the Plan Administrator determines that such election may cause the Plan to fail to satisfy any of the requirements of Article 5.
     (e) Contribution and Allocation of Elective Deferrals. The Company shall contribute to the Plan with respect to each pay period an amount equal to the Elective Deferrals of Participants for such pay period, as determined pursuant to the Elective Deferral elections in force pursuant to this Section. They shall be directly and promptly allocated to the Elective Deferral Account of each Participant the Elective Deferrals contributed by the Employer to the Plan by reason of any Elective Deferral election in force with respect to that Participant.
     (f) Participant. For purposes of this Section, “Participant” shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Elective Deferrals.
Section 4.02 MATCHING CONTRIBUTIONS
     (a) Amount of Matching Contributions. Subject to the limitations described in Article 5, the Company shall contribute to the Plan on behalf of each Participant who made an Elective Deferral and who has completed at least 1,000 Hours of Service during the Plan Year and is employed by the Company on the last day of the Plan Year an amount determined by the Board. Matching Contributions shall not take into account catch-up contributions made pursuant to Code Section 414(v). Notwithstanding the foregoing, a Participant who terminated employment with the Employer during the Plan Year due to death, Disability or attainment of Normal Retirement Age shall be eligible to receive a Matching Contribution regardless of whether such Participant meets the requirements of this Subsection.
     (b) Contribution and Allocation of Matching Contributions. Matching Contributions shall be made to the Plan and promptly allocated to the Matching Contribution Accounts of Participants who meet the requirements of Subsection (a) and in the amount determined pursuant to Subsection (a) after the end of the Plan Year.
     (c) Participant. For purposes of this Section, “Participant” shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Matching Contributions.
     (d) Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) for any Plan Year with respect to Matching Contributions because the Company’s Matching Contributions have not been allocated to a sufficient number or percentage of Participants for such year, then:
          (1) The list of Participants eligible to share in the Company’s Matching Contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in the Company’s Matching Contribution for such Plan Year pursuant to this Paragraph (1) shall be those Participants who remain in the Company’s employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.
          (2) If, after the application of Paragraph (1) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in the Company’s Matching Contribution for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Company’s employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Company’s contribution for such Plan Year pursuant to this Paragraph (2) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer.
Section 4.03 QUALIFIED NONELECTIVE CONTRIBUTIONS
     (a) Amount of Qualified Nonelective Contributions. In addition to the contributions described above, the Company in its discretion may make additional Qualified Nonelective Contributions for the benefit of (a) all Participants, or (b) all Participants other than Highly Compensated Employees. The Company may also determine, in its discretion, whether allocations of Qualified Nonelective Contributions shall be limited to Participants who are credited with at least a certain number of Hours of Service during the Plan Year, have made

Elective Deferrals, and/or who remain in the Company’s employ on the last day of the Plan Year. In any event, any Qualified Nonelective Contribution shall be allocated to the Qualified Nonelective Contribution Accounts of the eligible Participants in a nondiscriminatory manner within the meaning of Code section 401(a)(4).
     (b) In addition, the Company may, in its discretion, make Qualified Nonelective Contributions for a Plan Year that shall be allocated in the manner prescribed by the Company to correct any operational or demographic failure pursuant to any correction program or policy established by the Internal Revenue Service or the Department of Labor.
     (c) Qualified Nonelective Contributions shall be nonforfeitable when made and shall be distributed only under the rules applicable for elective contributions in accordance with Code section 401(m)(4)(C) and Treas. Reg. section 1.401(k)-1(g)(13).
Section 4.04 ROLLOVER CONTRIBUTIONS
     The Plan may accept Rollover Contributions made in cash on behalf of any Eligible Employee, regardless of whether such Employee has met the applicable age and service requirements of Article 3; but only if the contribution qualifies as a tax-free rollover as defined in Code section 402 from: (i) a plan qualified under Code section 401(a), or (ii) a “Conduit Individual Retirement Account”, as determined in accordance with procedures established by the Plan Administrator. If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee. Rollover Contributions shall be allocated to the Eligible Employee’s Rollover Contribution Account. An Eligible Employee who has not yet met any of the eligibility requirements of Article 3 shall be deemed a Participant only with respect to amounts, if any, in his Rollover Contribution Account.
Section 4.05 TRANSFERS
     The Trustee may accept a direct transfer of assets, made without the consent of the affected Employees, from the trustee of any other qualified plan described in Code section 401(a) to the extent permitted by the Code and the regulations and rulings thereunder. In the event assets are transferred to the Plan pursuant to the foregoing sentence, the transferred assets shall be accounted for separately in the Transfer Account of the affected Employees to the extent necessary to preserve a more favorable vesting schedule or any other any legally-protected benefits available to such Employees under the transferor plan. The Plan Administrator shall establish a vesting schedule for the Transfer Account; provided that such schedule is not less favorable that the vesting schedule under the transferor plan.
Section 4.06 MILITARY SERVICE
     Notwithstanding any provision of this Plan to the contrary, for reemployments initiated on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

Section 4.07 TIMING OF CONTRIBUTIONS
     Amounts contributed to the Plan with funds provided by Participants will be remitted to the Trustee as soon as practicable, but no later than ninety (90) days after the date on which such contributions were received or withheld from the Participant’s Compensation; provided, however, that effective February 3, 1997, such contributions will be remitted to the Trustee as soon as practicable, but no later than the fifteenth (15th) business day of the month following the month in which such contributions were received or withheld from the Participant’s Compensation unless a longer period is permitted under applicable law or regulation.
Section 4.08 MULTIPLE EMPLOYER PLAN
     If the Employees of more than one employer within the meaning of Code section 413(c) are covered under the Plan, the provisions of such section shall apply to the Plan.

ARTICLE 5
LIMITATIONS ON CONTRIBUTIONS
Section 5.01 ANNUAL LIMITATION ON ELECTIVE DEFERRALS
     (a) Amount. Notwithstanding anything herein to the contrary, elective deferrals (as defined in Code section 402(g)(3)) made under this Plan, or any other qualified plan maintained by the Employer may not exceed, during any taxable year, the dollar limitation contained in Code section 402(g) in effect at the beginning of such taxable year.
     (b) Refund of Excess Deferrals. In the event that Elective Deferrals under this Plan when added to a Participant’s other elective deferrals under any other plan or arrangement (whether or not maintained by the Employer) exceed the limit described in the preceding Subsection, the Plan Administrator shall distribute, by May 15 of the following calendar year, the excess amount of Elective Deferrals plus income thereon. Such income shall equal the sum of the allocable gain or loss up to the end of the taxable year and shall be determined by the Plan Administrator under any reasonable method; provided, that such method is used consistently for all Participants in a manner consistent with applicable Treasury regulations. A Participant’s claim that the excess was caused by elective deferrals made under a plan or arrangement not maintained by the Employer shall be made in writing and shall be submitted to the Plan Administrator no later than the March 1 following the calendar year in which such deferrals occurred. For purposes of determining the necessary reduction, Elective Deferrals previously distributed or recharacterized pursuant to Section 5.03 or returned to the Participant pursuant to Section 5.04 shall be treated as distributed under this Section 5.01.
     (c) Forfeiture of Matching Contributions Related to Excess Elective Deferrals. In the event a Participant receives a distribution of excess Elective Deferrals pursuant to Subsection (b), the Participant shall forfeit any Matching Contributions (plus income thereon determined as described in Section 5.01(b)) allocated to the Participant by reason of the distributed Elective Deferrals. Elective Deferrals not taken into account in determining Matching Contributions under Section 4.02 shall be treated as being reduced first. Amounts forfeited shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.
Section 5.02 NONDISCRIMINATION
     (a) Elective Deferrals. The Plan shall meet one of the following two tests with respect to Elective Deferrals for any Plan Year:
          (1) The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Deferral Percentage for such year for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or
          (2) The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Deferral Percentage for such year for Participants who are Nonhighly Compensated Employees multiplied by 2.0; provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.
     (b) Matching Contributions. The Plan must meet one of the following two tests with respect to Matching Contributions for any Plan Year:
          (1) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants for such year who are Nonhighly Compensated Employees multiplied by 1.25; or
          (2) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants for such year who are Nonhighly Compensated Employees multiplied by 2.0; provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.
     (c) Multiple Use. For any Plan Year in which both the limitations in Sections 5.02(a)(1) and (b)(1) are exceeded, the sum of the Average Deferral Percentage and the Average Contribution Percentage for Participants who are Highly Compensated Employees (determined after adjustments are made under Sections 5.03(a) and (b) for purposes of satisfying the limitations described in Sections 5.02(a) and (b)) shall not exceed the greater of:
          (1) The sum of (i) the greater of the Average Deferral Percentage or the Average Contribution Percentage for all Participants who are Nonhighly Compensated Employees for the applicable Plan Year multiplied by 1.25, plus (ii) the lesser of: (A) two multiplied by the lesser of the Average Deferral Percentage or the Average Contribution Percentage for all Participants who are Nonhighly Compensated Employees for the applicable Plan Year, or (B) two percent (2%) plus the lesser of the Average Deferral Percentage or the Average Contribution Percentage for all Participants who are Nonhighly Compensated Employees for the applicable Plan Year; or
          (2) The sum of (i) the lesser of the Average Deferral Percentage or the Average Contribution Percentage for all Participants who are Nonhighly Compensated Employees for the applicable Plan Year multiplied by 1.25, plus (ii) the lesser of (A) two multiplied by the greater of the Average Deferral Percentage or the Average Contribution Percentage for all Participants who are Nonhighly Compensated Employees for the applicable Plan Year, or (B) two percent (2%) plus the greater of the Average Deferral Percentage or the Average Contribution Percentage for all Participants who are Nonhighly Compensated Employees for the applicable Plan Year.

     (d) Highly Compensated Employee in More Than One Plan. The Actual Deferral Percentage and Actual Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals and Matching Contributions (and Qualified Nonelective Contributions if used to satisfy the tests described in Subsections (a) and (b)) allocated to his Accounts under two or more arrangements described in Code sections 401(k) and 401(m) that are maintained by the Employer, shall be determined as if such Elective Deferrals and contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements that have different Plan Years, all arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).
     (e) Required Aggregation of Plans. In the event that this Plan satisfies the requirements of Code sections 401(k), 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 5.02 shall be applied as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code sections 401(k) or 401(m) only if they have the same plan year and both use the current year testing method or both use the prior year testing method.
     (f) Excludable Employees. The Company may treat, pursuant to applicable Treasury Regulations, Participants who have not met the minimum age and service requirements of Code section 410(a)(1)(A) as comprising a separate plan for purposes of this Section 5.02. Effective for Plan Years beginning after December 31, 1998, the Company may exclude all Participants who are Nonhighly Compensated Employees and who have not met the minimum age and service requirements of Code section 410(a)(1)(A) from consideration in determining whether the requirements of this Section 5.02 are met.
     (g) Use of Elective Deferrals and Qualified Nonelective Contributions. To the extent permitted by the regulations under Code sections 401(k) and 401(m), Elective Deferrals and Qualified Nonelective Contributions may be used to satisfy the tests at Sections 5.02(b) to the extent they are not used to satisfy the tests at Section 5.02(a) and are not used to satisfy Code sections 401(k)(12) and 401(m)(11); provided that the Company is using the current year testing method.
     (h) Special Rules. All or part of the Qualified Nonelective Contributions and Matching Contributions that are 100% vested when made and that may not be withdrawn while the Participant is employed before age 59-1/2 that are made with respect to any or all Participants may be treated as Elective Deferrals, provided that the requirements of Treas. Reg. section 1.401(k)-1(b)(5) are satisfied and provided that such contributions are not used to satisfy Code sections 401(k)(12) and 401(m)(11).
Section 5.03 CORRECTION OF DISCRIMINATORY CONTRIBUTIONS
     (a) Elective Deferrals. In the event the nondiscrimination tests of Section 5.02(a) are not satisfied with respect to Elective Deferrals for any Plan Year, excess Elective Deferrals for the Plan Year determined as set forth in Paragraph (1) shall be corrected as set forth in Paragraph (2):

          (1) Determination of Excess Deferrals. The Elective Deferrals of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced until the nondiscrimination tests imposed by Section 5.02(a) would be satisfied, or until the Actual Deferral Percentage of the Highly Compensated Employee would equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the nondiscrimination tests imposed by Section 5.02(a) are satisfied. The amount of excess deferrals is equal to the sum of these hypothetical reductions multiplied, in each case, by the respective Highly Compensated Employee’s Testing Compensation (including deferrals to the extent that they are taken into account in determining testing ratios).
          (2) Distribution of Excess Deferrals. Excess deferrals shall be allocated to the Highly Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the Average Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such employer contributions and continuing in descending order until all the excess deferrals have been allocated. All such distributions, as adjusted for gains and losses up to the end of the Plan Year, shall occur within twelve (12) months of the close of the Plan Year for which the Elective Deferrals were made. The amount of the distribution that otherwise would be required with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of any distribution previously made to the Participant for the same Plan Year pursuant to Section 5.01. Elective Deferrals not taken into account in determining Matching Contributions under Section 4.02 shall be distributed first. In the event a Participant receives a distribution of Elective Deferrals that were taken into account in determining Matching Contributions, the Participant shall forfeit such Matching Contributions (as adjusted for gains and losses up to the end of the Plan Year) that were allocated to the Participant by reason of the distributed Elective Deferrals. Amounts forfeited shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.
     (b) Matching Contributions. In the event the nondiscrimination tests of Section 5.02(b) are not satisfied with respect to Matching Contributions for any Plan Year, excess Matching Contributions for the Plan Year determined as set forth in Paragraph (1) shall be corrected as set forth in Paragraph (2).
          (1) Determination of Excess Contributions. The Matching Contributions of the Highly Compensated Employee with the highest Actual Contribution Percentage shall be reduced until the nondiscrimination tests imposed by Section 5.02(b) would be satisfied, or until the Actual Contribution Percentage of the Highly Compensated Employee would equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage. This process shall be repeated until the nondiscrimination tests imposed by Section 5.02(b) are satisfied. The amount of excess Matching Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the respective Highly Compensated Employee’s Testing Compensation (including deferrals to the extent that they are taken into account in determining testing ratios).

          (2) Distribution of Excess Contributions. Excess Matching Contributions shall be allocated to the Highly Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the Average Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such contributions and continuing in descending order until all the excess contributions have been allocated. All such distributions, as adjusted for gains and losses up to the end of the Plan Year, shall occur within twelve (12) months of the close of the Plan Year for which the Matching Contributions were made. Excess Matching Contributions shall be corrected by distributing vested Matching Contributions and forfeiting nonvested Matching Contributions. Amounts forfeited shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.
     (c) Correction For Multiple Use. For purposes of satisfying the multiple use test described in Section 5.02(c), the Matching Contributions of Highly Compensated Employees shall be reduced as described in Subsection (b). In the event such multiple use test is not satisfied by the preceding sentence, the Elective Deferrals of Highly Compensated Employees shall be reduced as described in Subsection (a).
Section 5.04 MAXIMUM AMOUNT OF ANNUAL ADDITIONS
     The following rules shall be applicable with respect to limitations on contributions:
     (a) Annual Addition Limit. The Annual Additions credited to a Participant’s Accounts under this Plan and all other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer for any Limitation Year shall not exceed the lesser of:
          (1) $30,000 or such other amount in effect under Code section 415(c)(1)(A), or
          (2) 25% of Testing Compensation or such other limits as may be prescribed under the Code and the Treasury Regulations thereunder. For Limitation Years beginning after December 31, 1997, Testing Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h), 403(b) or 457. For Limitation Years beginning on and after January 1, 2001, Testing Compensation shall include elective amounts that are not includable in the gross income of the Participant under Code sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457. Testing Compensation for a Limitation Year is the compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Testing Compensation for purposes of Section 5.04 for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled. For Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed compensation for the disabled Participant may be taken into account only if the Participant is a Nonhighly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.
     (b) Correction of Excess. If the Annual Additions with respect to the Participant under this Plan and other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer exceed the maximum permissible amount described in Subsection (a) as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)) that may be made under the limitations of Code section 415, or such other circumstances as permitted by law, the Plan Administrator shall distribute such excess as follows:
          (1) Participant Contributions. Any Participant Contributions described in Section 4.01 (plus attributable earnings), to the extent they would reduce the excess amount, shall be returned to the Participant.
          (2) Employer Contributions. If after the application of Paragraph (1) an excess amount still exists, any Matching Contributions and Qualified Nonelective Contributions (plus attributable earnings), to the extent they would reduce the excess amount, shall be forfeited and the excess amount in the Participant’s Account shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated pursuant to Article 4 in the next Limitation Year and each succeeding Limitation Year if necessary. The suspense account will be applied to reduce future Company contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, other than the year in which the excess occurred, all amounts in the suspense account must be allocated and reallocated to Participants’ accounts (subject to the Annual Addition limitation) before any Company contributions and Participant contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.
     (c) Combined Limit.
          (1) Effective for Limitation Years beginning before January 1, 2000, if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant’s “Defined Benefit Plan Fraction” and “Defined Contribution Plan Fraction” will not exceed 1.0 in any Limitation Year.
          (2) “Defined Benefit Fraction” means the fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code section 415(b). Notwithstanding the foregoing, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987. The highest average compensation shall be the average compensation for the three consecutive years of service with the Employer that produces the highest average. The projected annual benefit is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming: (i) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and (ii) the Participant’s compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.
          (3) “Defined Contribution Fraction” means the fraction, the numerator of which is the sum of the Annual Additions to the Participant’s Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35 percent of the Participant’s compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.
          (4) Special Top-Heavy Rules. For any Plan Year during which this Plan is “top-heavy” (as defined in Article 11), “100%” shall be substituted for “125%” in subsections (c)(2) and (c)(3) of this Section.

ARTICLE 6
VESTING
Section 6.01 PARTICIPANT CONTRIBUTIONS
     A Participant shall have a fully vested and nonforfeitable interest in his Elective Deferral Account, Rollover Contribution Account and Qualified Nonelective Contribution Account.
Section 6.02 MATCHING CONTRIBUTIONS
     The Participant’s interest in his Matching Contribution Account shall vest based on his Years of Vesting Service in accordance with the following schedule:

Vesting
Years of Vesting Service	Percentage
Less than Three Years	0%
Three or More Years	100%
Notwithstanding the foregoing, a Participant will become fully (100%) vested upon (1) his attainment of Normal Retirement Age while an Employee, (2) his death while an Employee, or (3) his suffering a Disability while an Employee.
Section 6.03 FORFEITURES
     (a) Participants Receiving a Distribution. A Participant who receives a distribution of the value of the entire vested portion of his Account shall forfeit the nonvested portion of such Account. For purposes of this Section, if the value of a Participant’s vested Account balance is zero, the Participant shall be deemed to have received a distribution of such vested Account upon Termination. A Participant’s vested Account balance shall not include accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989. If the Participant elects to the extent permitted by Article 7 to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Account balance. No forfeitures will occur solely as a result of a Participant’s withdrawal of employee contributions.
     (b) Participants Not Receiving a Distribution. The nonvested portion of the Account balance of a Participant who has a Termination of Employment and does not receive a complete distribution of the vested portion of his Account shall be forfeited after the date he incurs five consecutive One-Year Breaks in Service.

     (c) Reemployment.
          (1) Before Five One-Year Breaks in Service. If a Participant receives or is deemed to receive a distribution pursuant to this Section and the Participant resumes employment covered under this Plan, the Participant’s Employer-derived Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution. If a zero-vested Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the Employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution. Forfeitures that are restored pursuant to the foregoing shall be accomplished by an allocation of forfeitures, or if such forfeitures are insufficient, by a special Company contribution.
          (2) After Five One-Year Breaks in Service. If a Participant resumes employment as an Eligible Employee after forfeiting the nonvested portion of his Account balance after 5 consecutive One-Year Breaks in Service and is not fully vested upon reemployment, the Participant’s Account balance attributable to his pre-break service shall be kept separate from that portion of his Account balance attributable to his post-break service until such time as his post-break Account balance becomes fully vested.
     (d) Disposition of Forfeitures. Amounts forfeited from a Participant’s Account under this Section shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.
     (e) Vesting Following In-Service Withdrawals or Payment in Installments. If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of his Account derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the Account:
          (1) A separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and
          (2) At any relevant time the Participant’s nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula:
X = P(AB + (R x D)) - (R x D)
For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

ARTICLE 7
DISTRIBUTIONS
Section 7.01 COMMENCEMENT OF DISTRIBUTIONS
     (a) Normal Retirement. A Participant, upon attainment of Normal Retirement Age shall be entitled to retire and to receive his Account as his benefit hereunder pursuant to Section 7.02.
     (b) Late Retirement. If a Participant continues in the employ of the Company beyond his Normal Retirement Age, his participation under the Plan shall continue, and his benefits under the Plan shall commence following his actual Termination of Employment pursuant to Section 7.02. Notwithstanding the preceding sentence, a Participant may, at any time after reaching his Normal Retirement Age but before actual retirement, elect to have the Plan Administrator commence the distribution of his benefit pursuant to Section 7.02 by providing the Plan Administrator with a written election to that effect. Any such written election shall state the date upon which distribution of benefits is to commence and shall be effective upon delivery to the Plan Administrator.
     (c) Disability Retirement. If a Participant becomes Disabled, he shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment.
     (d) Death. If a Participant dies, either before or after his Termination of Employment, his Beneficiary designated pursuant to Section 7.04 shall become entitled to receive the Participant’s vested Account pursuant to Section 7.02.
     (e) Termination of Employment. A Participant shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment. A Participant shall not be entitled to a distribution from his Elective Deferral Account unless he has had a “severance from employment” within the meaning of Code section 401(k)(2)(B)(i)(I).
Section 7.02 TIMING AND FORM OF DISTRIBUTIONS
     (a) Distribution for Reasons Other Than Death. If a Participant’s Account balance becomes distributable pursuant to Section 7.01 for any reason other than death, payment of his vested Account may commence as soon as administratively feasible with a final payment made consisting of any allocations occurring after such Termination of Employment. Such Participant’s benefit shall be payable, in cash, in a lump sum payment or substantially equal annual, or more frequent installments over a period not to exceed the joint life expectancy of the Participant and his Beneficiary; provided however, a Participant may elect, pursuant to procedures established by the Plan Administrator, to receive an in-kind, lump-sum distribution of the Participant’s whole shares of Qualifying Employer Securities.

     The method of distribution shall be selected by the Participant on a form prescribed by the Plan Administrator. If no such selection is made by the Participant payment shall be made in the form of a lump sum distribution.
     (b) Distribution on Account of Death.
          (1) Before Distribution Has Begun. If the Participant dies before distribution of his Account begins, distribution of the Participant’s entire Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death unless an election is made by his Beneficiary to receive distributions in accordance with (A) and (B) below:
               (A) Distributions may be made over the life or over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;
               (B) If the Beneficiary is the Participant’s surviving spouse, the date distributions are required to begin in accordance with Subparagraph (A) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.
          If the Participant has not made an election as to form of payment by the time of his death, the Participant’s Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          If the surviving spouse dies after the Participant, the provisions of this Subsection (b)(1), with the exception of Subparagraph (B) therein, shall be applied as if the surviving spouse were the Participant.
          (2) After Distribution has Begun. If the Participant dies after distribution of his Account has begun, the remaining portion of such Account will continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant’s death. If the Participant’s Account was not being distributed in the form of an annuity at the time of his death, the Beneficiary may elect to receive the Participant’s remaining vested Account balance in a lump sum distribution.
     The Beneficiary shall provide the Plan Administrator with the death notice or other sufficient documentation before any payments are made pursuant to this Subsection.

     (c) The distributable amount of a Participant’s Account is the vested portion of his Account as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or Beneficiary as reduced by any subsequent distributions, withdrawals or loans.
Section 7.03 CASH-OUT OF SMALL BALANCES
     (a) Vested Account Balance Does Not Exceed $1,000. Notwithstanding the foregoing, if the vested amount of an Account payable to a Participant or Beneficiary does not exceed $1,000 at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury regulations), such vested Account shall be paid in a lump sum.
     (b) Vested Account Balance Exceeds $1,000. If the value of a Participant’s vested Account balance exceeds $1,000, and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance; except that the Plan Administrator may distribute such vested Account at the time such payments must begin pursuant to Section 7.05. The Participant’s consent shall be obtained in writing within the 180-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the date such payments must begin pursuant to Section 7.05. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan, and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution. In the event a Participant’s vested Account balance becomes distributable without consent pursuant to this Subsection (b), and the Participant fails to elect a form of distribution, the vested Account balance of such Participant shall be paid in a lump sum.
     (c) For purposes of this Section 7.03, the Participant’s vested Account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B).
     (d) Required Distributions and Plan Termination. Consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code sections 401(a)(9), 401(k), 401(m), 402(g) or 415. In addition, upon termination of this Plan the Participant’s Account balance shall be distributed to the Participant in a lump sum distribution. However, if the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), then the Participant’s Account balance will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

Section 7.04 BENEFICIARY
     (a) Spouse as Beneficiary. The Beneficiary of a death benefit payable pursuant to this Article 7 shall be the Participant’s spouse; provided, however, that the Participant may designate a Beneficiary other than his spouse if:
          (1) the spouse has waived the spouse’s right to be the Participant’s Beneficiary in accordance with Subsection (c), or
          (2) the Participant has no spouse, or
          (3) the Plan Administrator determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations.
     (b) Beneficiary Designation Right. Each Participant who is permitted to designate a Beneficiary other than his spouse pursuant to Subsection (a), and if the Participant has died, the Beneficiary of such Participant, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon such individual’s death. All Beneficiary designations shall be in writing in a form satisfactory to the Plan Administrator and shall only be effective when filed with the Plan Administrator during the Participant’s lifetime (or if the Participant has died, during the lifetime of the Beneficiary of such Participant who desires to designate a further Beneficiary). Each Participant (or Beneficiary) shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice of such change with the Plan Administrator. However, the Participant’s spouse must again consent in writing to any such change, unless (1) the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse or (2) one of the exceptions described in Paragraphs (a)(2) and (3) applies.
     (c) Form and Content of Spouse’s Consent. A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent: (i) shall be in writing, (ii) relates only to the specific alternate beneficiary or beneficiaries designated (or permits beneficiary designations by the Participant without the spouse’s further consent), (iii) acknowledges the effect of the consent, and (iv) shall be witnessed by a plan representative or notary public. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall not be effective with respect to any other spouse. Any spousal consent that permits subsequent changes by the Participant to the Beneficiary designation without the requirement of further spousal consent shall acknowledge that the spouse has the right to limit such consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such right.
     (d) In the event that the Participant fails to designate a Beneficiary, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant’s spouse or, if there is no spouse, to the Participant’s estate.

Section 7.05 RESTRICTIONS ON DEFERRAL
     (a) Retirement. Benefit payments under the Plan will begin to a Participant not later than the 60th day after the latest of the close of the Plan Year in which:
          (1) the Participant attains Normal Retirement Age;
          (2) occurs the 10th anniversary of the year in which his participation commenced; or
          (3) the Participant has a Termination of Employment.
     (b) Distributions Before Death. Notwithstanding any other Plan provision to the contrary, all distributions shall be determined and made in accordance with the proposed regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations. The entire interest of a Participant shall be distributed or begin to be distributed no later than the Required Beginning Date.
     As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over a period not to exceed one of the following periods (or a combination thereof):
          (1) a period certain not extending beyond the life expectancy of the Participant, or
          (2) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Beneficiary.
     The life expectancy (or joint and last survivor expectancy) is calculated using the attained age of the Participant (or Beneficiary) as of the Participant’s (or Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or, if applicable, spouse) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.
     The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant’s spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor without regard to Proposed Regulations section 1.401(a)(9)-2. The minimum distribution required for the Participant’s first distribution calendar year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.
Section 7.06 DIRECT ROLLOVERS
     (a) General Rule. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this part, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $200 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     (b) Definitions.
          (1) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any other distribution(s) that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); effective January 1, 2000, any hardship distribution to the extent it is derived from Elective Deferrals; and any other distribution(s) that is reasonably expected to total less than $200 during a year.
          (2) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified plan described in Code section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
          (3) Distributee. A distributee includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.
          (4) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 7.07 MINOR OR LEGALLY INCOMPETENT PAYEE
     If a distribution is to be made to an individual who is either a minor or legally incompetent, the Plan Administrator may direct that such distribution be paid to the legal guardian. If a distribution is to be made to a minor and there is no legal guardian, payment may be made to a parent of such minor or a responsible adult with whom the minor maintains his residence, or to the custodian for such minor under the Uniform Transfer to Minors Act, if such is permitted by the laws of the state in which such minor resides. Such payment shall fully discharge the Trustee, Plan Administrator, Trust Fund, and the Employer from further liability on account thereof.
Section 7.08 MISSING PAYEE
     If all or any portion of the distribution payable to a Participant or Beneficiary shall, for a period of more than five years after such distribution becomes payable, remain unpaid because the Plan Administrator has been unable to ascertain the whereabouts of the Participant or Beneficiary after sending a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary, the amount so distributable shall be treated as a forfeiture under Article 6 hereof. Notwithstanding the foregoing, if a claim is subsequently made by the Participant or Beneficiary for the forfeited benefit, such benefit shall be reinstated without any credit or deduction for earnings and losses. Amounts forfeited from a Participant’s Account under this Section shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.
Section 7.09 DISTRIBUTIONS UPON TERMINATION OF PLAN OR DISPOSITION OF ASSETS OR SUBSIDIARY
     A Participant may receive the balance of his Account in a lump sum payment in any of the following circumstances:
     (a) Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409), a simplified employee pension plan (as defined in Code section 408(k)) or a SIMPLE IRA Plan (defined in Code section 408(p)).
     (b) The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such Employer if such Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.
     (c) The disposition by the Employer to an unrelated entity of such Employer’s interest in a subsidiary (within the meaning of Code section 409(d)(3)) if such Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

ARTICLE 8
IN-SERVICE DISTRIBUTIONS AND LOANS
Section 8.01 STANDARD WITHDRAWALS
(a)	Hardship.
          (1) General Rule. A Participant may receive a distribution on account of hardship from the vested portion of the following Accounts:
          Elective Deferral Account, except earnings thereon.
          Rollover Contribution Account.
          Transfer Account.
          (2) Immediate and Heavy Financial Need. A hardship distribution shall only be made upon the finding of an immediate and heavy financial need where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy:
               (A) Expenses incurred or necessary for medical care, described in Code section 213(d), of the Participant, the Participant’s spouse, children or dependents;
               (B) The purchase (excluding mortgage payments) of a principal residence for the Participant;
               (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents; or
               (D) The need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence.
          (3) Amount Necessary to Satisfy Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:
               (A) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;
               (B) All plans maintained by the Employer provide that the Participant’s Elective Deferrals (and after-tax contributions) will be suspended for twelve months after the receipt of the hardship distribution;

               (C) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and
               (D) All plans maintained by the Employer provide that the Participant may not make Elective Deferrals for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of such Participant’s Elective Deferrals for the taxable year of the hardship distribution.
     (b) Attainment of Age 59-1/2. A Participant may receive a distribution after attainment of age 59-1/2 from the vested portion of all of his Accounts.
Section 8.02 WITHDRAWALS AT ANY TIME
     A Participant may receive a distribution from his Rollover Contribution Account at any time.
Section 8.03 TRANSFER ACCOUNT
     In addition to the foregoing, a Participant may receive a distribution from his Transfer Account as permitted under the terms of any plan from which funds in such Account were transferred.
Section 8.04 RULES REGARDING IN-SERVICE DISTRIBUTIONS
     (a) Frequency and Amount of Withdrawals. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of withdrawals; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000.
     (b) Form of Withdrawals. All distributions of amounts withdrawn pursuant to Sections 8.01, 8.02 and 8.03 shall be made in the form of a single sum as soon as practicable following the Valuation Date as of which such withdrawal is made. Such distributions shall be paid in cash.
     (c) Active Employment. Only Employees shall be eligible to receive in-service distributions pursuant to this Article 8.
Section 8.05 LOANS
     (a) Eligible Participants. A Participant who is an Employee may apply for a loan from the Plan. Loans shall only be granted pursuant to the terms of this Section to persons who the Plan Administrator determines have the ability to repay the loan. Loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants. Loans shall be made available to all Participants on a nondiscriminatory and reasonably equivalent basis.
     (b) Maximum Loan Amount. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of:
          (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or
          (2) one-half the present value of the nonforfeitable accrued benefit of the Participant.
     For the purpose of the above limitation, all loans from all qualified plans of the Employer are aggregated.
     (c) Loan Term and Amortization. Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.
     (d) Minimum Loan Amount — Maximum Number of Loans. The minimum loan amount is $1,000 and the maximum number of loans outstanding at any one time is 1.
     (e) Interest Rate. Interest shall be charged at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.
     (f) Security. All loans shall be secured by no more than one-half of the vested portion of the Participant’s Accounts (determined immediately after the origination of the loan) and such additional security as the Plan Administrator may deem necessary. All loans made to Participants under this Section are to be considered Trust Fund investments segregated for purposes of Article 9 hereof.
     (g) Repayment. Loans shall be repaid in accordance with the foregoing and the Plan Administrator may require as a condition to granting such loan that it be repaid through payroll deductions. Unless the loan note provides otherwise, the principal amount of the loan and accrued interest shall become immediately due and payable upon a Termination of Employment. Repayment may be suspended pursuant to Code section 414(u).
     (h) Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Plan

Administrator, against the Account and/or the loan proceeds of the Participant to whom the loan is granted.
     (i) Default. In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs in the Plan.
     (j) Loans to Self-Employed Persons. No loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation. An owner-employee means, if the Employer is a sole proprietorship, an individual who is the sole proprietor, or, if the Employer is a partnership, a partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.
     (k) Loan Procedures. The Plan Administrator is authorized to adopt any administrative rules or procedures that it deems necessary or appropriate with respect to the granting and administering of loans under this Article 8.

ARTICLE 9
INVESTMENT AND VALUATION OF TRUST FUND
Section 9.01 INVESTMENT OF ASSETS
     All existing assets of the Trust Fund and all future contributions shall be invested in accordance with the terms of this Article 9. All assets of the Trust Fund may be commingled for investment purposes with the assets of any retirement plan which is maintained by the Company and which qualifies under Code section 401(a) and may be held as a single fund under one or more trust instruments; provided that the value of each plan’s assets can be determined at any time. The assets allocable to each such plan shall in no event be used for the benefit of Participants in the other plans.
     Notwithstanding any provision of the Plan to the contrary, the Trustee, in its discretion, shall invest up to twenty-five percent (25%) of each Participant’s Matching Contributions contributed to the Plan in Qualifying Employer Securities. Participants may modify the investment of their Matching Contributions in accordance with Section 9.02.
Section 9.02 PARTICIPANT SELF DIRECTION
     (a) In General. The Plan Administrator shall permit Participants to direct the investment of their Accounts pursuant to this Section 9.02. Any Participant self direction shall be made pursuant to such uniform guidelines and procedures as the Plan Administrator may establish from time to time. If permitted by the Plan Administrator, a Participant may direct the investment of all of his Accounts.
     (b) Investment Elections. Each Participant shall direct in the form and manner and at the time or times prescribed by the Plan Administrator the percentage of the applicable Accounts to be invested in one or more of the available Investment Funds, subject to such rules and limitations as the Plan Administrator may prescribe. After the death of the Participant, a Beneficiary shall be entitled to make investment elections as if the Beneficiary were the Participant. Notwithstanding the foregoing, the Plan Administrator may restrict investment transfers to the extent required to comply with applicable law.
     (c) Loans. Any assets that are held in the form of a Participant loan made pursuant to Article 8 shall be treated as a segregated investment.
     (d) Qualifying Employer Security Limits. Notwithstanding any provision of the Plan to the contrary, only twenty-five percent (25%) of the assets of a Participant’s Accounts are permitted to be invested in Qualifying Employer Securities. If a Participant’s Account exceeds this limit, the Plan Administrator, pursuant to uniform and non-discriminatory guidelines, shall notify the Participant and reinvest such excess amounts.

Section 9.03 INDIVIDUAL ACCOUNTS
     There shall be maintained on the books of the Plan with respect to each Participant, as applicable, an Elective Deferral Account, Matching Contribution Account, Rollover Contribution Account, Qualified Nonelective Contribution Account, Transfer Account and any other Account established by the Plan Administrator. Each such Account shall separately reflect the Participant’s interest in the Trust Fund relating to such Account. Each Participant shall receive, at least annually, a statement of his Account. A Participant’s interest in the Trust Fund shall be determined and accounted for based on his beneficial interest in such fund.
Section 9.04 QUALIFYING EMPLOYER INVESTMENTS
     In accordance with ERISA Section 407, the Trustee may invest and hold up to 100% of the fair market value of the assets of the Trust Fund in Qualifying Employer Securities.
     Notwithstanding any provision of the Plan to the contrary, only twenty-five percent (25%) of the assets of a Participant’s Accounts are permitted to be invested in Qualifying Employer Securities. If a Participant’s Accounts exceed this limit, the Plan Administrator, pursuant to uniform and non-discriminatory guidelines, shall notify the Participant of the excess and reinvest the excess amounts.
Section 9.05 ALLOCATION OF EARNINGS AND LOSSES
     (a) Reinvestment. The dividends, capital gains distributions, and other earnings received on the Trust Fund shall be allocated to such fund and reinvested. Dividends, if any, on Qualifying Employer Securities shall be reinvested, at the Participant’s election pursuant to Section 9.02; provided however, stock dividends on Qualifying Employer Securities shall be reinvested in Qualifying Employer Securities unless the Participant specifically elects otherwise pursuant to Section 9.02.
     (b) Valuation. The assets of each Investment Fund shall be valued by the Trustee at their current fair market value as of each Valuation Date, and Accounts of each Participant with interests in that Investment Fund shall be credited with such Participant’s allocable share of the earnings and losses of each Investment Fund since the immediately preceding Valuation Date. Such allocation shall be done on the basis of such Participant’s interest in the applicable Investment Fund. For purposes of the allocation investment earnings and losses, the Plan Administrator may adjust the value of interests of Investment Funds in Accounts as of the preceding Valuation Date to account for any contributions, distributions or withdrawals that occur after such preceding Valuation Date.
     (c) Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by (i) reducing such Accounts by any distributions and withdrawals made therefrom since the preceding Valuation Date, (ii) increasing or reducing such Accounts by the Participant’s share of earnings and losses and reasonable fees charged against such accounts at the direction of the Plan Administrator, and (iii) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.
     (d) Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Articles 7 and 8, the value of the Participant’s interest shall be determined in accordance with the provisions of this Article as of the Valuation Date related to the date benefits are paid.
     (e) No Rights Created by Allocation. Any allocation of contributions or earnings to the separate account of a Participant under this Article 9 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.
Section 9.06 VOTING RIGHTS
     A Participant and a Beneficiary of a deceased Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to Qualifying Employer Securities as that term is defined in ERISA with respect to such individual’s allocable share of such investment. An individual’s allocable share shall be determined in the discretion of the Plan Administrator. As soon as practicable prior to the occasion for the exercise of such voting rights, the Trustee shall deliver or cause to be delivered, to each Participant and Beneficiary of a deceased Participant all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to such investment allocated to the Participant’s Account. Instructions by Participants and Beneficiaries to the Trustee shall be in such form and pursuant to such regulations as the Plan Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee. Any investments for which no instructions are received by the Trustee within such time specified by notice and, unless otherwise required by applicable law, any shares which are not allocated to Participants’ Accounts shall be voted by the Trustee in the same proportion that the shares for which instructions are received are voted. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall be voted by the Trustee in the same proportion that the shares for which instructions are received are voted.

ARTICLE 10
TRUST FUND
Section 10.01 TRUST FUND
     (a) Continuation of Trust Fund. A trust is hereby continued under the Plan and the Trustee will maintain a trust account for the Plan and, as part thereof, Participants’ accounts for such individuals as the Company shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Company, including amounts transferred by any prior trustee of the Plan, and such earnings, income and appreciation as may accrue thereon; less losses, depreciation and payments made by the Trustee to carry out the purposes of the Plan. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan.
     (b) Exclusive Benefit. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust).
     (c) Return of Contributions. Notwithstanding any other provision of this the Plan: (i) as contributions made prior to the receipt of an initial determination letter are conditional upon a favorable determination as to the qualified status of the Plan under Code section 401(a), if the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Company within one year after such determination, provided the application for determination is made by the time prescribed by law; (ii) contributions made by the Company based upon mistake of fact may be returned to the Company within one year of such contribution; (iii) as all contributions to the Plan are conditioned upon their deductibility under the Code, if a deduction for such a contribution is disallowed, such contribution may be returned to the Company within one year of the disallowance of such deduction; and (iv) after all liabilities under the Plan have been satisfied, the remaining assets of the Trust shall be distributed to the Company if such distribution does not contravene any provision of applicable law.
     In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount that may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Company but losses attributable thereto must reduce the amount to be so returned. Any return of contribution or distribution of assets made by the Trustee pursuant to this Section shall be made only upon the direction of the Company, which shall have exclusive responsibility for determining whether the conditions of such return or distribution have been satisfied and for the amount to be returned.
     (d) Assets Not Held by Trustee. The Trustee shall not be responsible for any assets of the Plan that are held outside of the Trust Fund. The Trustee is expressly hereby relieved of any responsibility or liability for any losses resulting to the Plan arising from any acts or omissions on the part of any insurance company holding assets outside of the Trust Fund.
Section 10.02 DUTIES OF THE TRUSTEE
     (a) In General. The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Article. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee. The Trustee shall discharge its assigned duties and responsibilities under this Article and the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
     (b) Contributions. The Trustee agrees to accept contributions that are paid to it by the Company (as well as rollover contributions and direct transfers from other qualified retirement plans) in accordance with the terms of this Article. Such contributions shall be in cash or in such other form that may be acceptable to the Trustee. The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no responsibility for any property until it is received by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.
     (c) Distributions. The Trustee shall make distributions out of the Trust Fund pursuant to instructions described in Section 10.05. The Trustee shall not have any responsibility or duty under this Article for determining that such are in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. In making payments to service providers pursuant to instructions, the Plan Sponsor acknowledges that the Trustee is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes. In the event that any dispute shall arise as to the persons to whom payment or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been settled by the parties concerned or shall have been determined by a court of competent jurisdiction.
     (d) Records. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.
     (e) Accounting. The Trustee shall file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account and all property held at its fair market value at the end of the accounting period. The Trustee shall use its best effort to file such written account within ninety (90) days, but not later than one hundred twenty (120) days after the end of each Plan Year. Upon approval of such accounting by the Plan Administrator, neither the Company nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date on which the accounting is delivered to the Plan Administrator.
     (f) Participant Eligibility. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely in good faith solely upon the written advice and directions of the Plan Administrator as to any such question of fact.
     (g) Indicia of Ownership. The Trustee shall not hold the indicia of ownership of any assets of the Trust Fund outside of the jurisdiction of the District Courts of the United States, unless in compliance with section 404(b) of ERISA and regulations thereunder.
     (h) Notice. The Trustee shall provide the Company with advance notice of any legal actions the Trustee may take with respect to the Plan and Trust and shall promptly notify the Company of any claim against the Plan and Trust.
Section 10.03 GENERAL INVESTMENT POWERS
     In addition to all powers and authority under common law, statutory authority and other provisions of this Article, the Trustee shall have the following powers and authorities to be exercised in accordance with and subject to the provisions of Section 10.04 hereof:
     (a) Invest and reinvest the Trust Fund in any property, real, personal or mixed, wherever situated, and whether situated, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, notes, debentures, options, mutual funds, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;
     (b) Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, so long as the Trustee’s records clearly indicate that the assets held are a part of the Trust Fund;
     (c) Collect income payable to and distributions due to the Trust Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

     (d) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;
     (e) Pursuant to the terms of Section 10.06, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;
     (f) Take all action necessary to pay for authorized transactions or make authorized distributions, including exercising the power to borrow or raise moneys from any lender, upon such terms and conditions as are necessary to settle such transactions or distributions;
     (g) To keep such portion of the Trust Fund uninvested in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;
     (h) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;
     (i) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
     (j) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Plan and/or Trust Fund in all suits and legal and administrative proceedings;
     (k) To invest in Treasury Bills and other forms of United States government obligations;
     (l) Deposit cash in interest bearing accounts in the banking department of the Trustee or an affiliated banking organization;
     (m) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

     (n) Invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under Code section 501(a), including, without limitation, the power to invest collectively with such other funds through the medium of one or more common, collective or commingled trust funds which have been or may hereafter be operated by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust so long as any portion of the Trust Fund shall be invested through the medium thereof;
     (o) Sell, either at public or private sale, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the Trust created hereunder, partition or exchange any real property which may from time to time constitute a portion of the Trust Fund, for such prices and upon such terms as it may deem best, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for the passing of the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price;
     (p) Repair, alter, improve or demolish any buildings which may be on any real estate forming part of the Trust Fund or to erect entirely new structures thereon;
     (q) Renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond or note secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee;
     (r) Purchase any authorized investment at a premium or at a discount;
     (s) Establish, manage and administer a securities lending program on behalf of the Trust Fund, pursuant to which the Trustee shall have authority to cause any or all securities held in the Trust Fund to be lent to such one or more borrowers as the Trustee shall determine, in accordance with Prohibited Transaction Class Exemption 81-6. The Investment Fiduciary shall enter into a written agreement with the Trustee setting forth the terms and conditions of the Trustee’s appointment, including without limitation the compensation to be paid to the Trustee for its services with respect to such securities lending program, in accordance with Prohibited Transaction Class Exemption 82-63;

     (t) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.
Section 10.04 OTHER INVESTMENT POWERS
     (a) Requirement for Preapproval. The powers granted the Trustee under Section 10.03 shall be exercised by the Trustee in its discretion insofar as such exercise does not contravene any written direction from the Investment Fiduciary. Any written direction of the Investment Fiduciary may be of a continuing nature, but may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall comply with any direction as promptly as possible, provided it does not contravene the terms of the Plan or the provision of any applicable law. The Investment Fiduciary, by written direction, may require the Trustee to obtain written approval of the Investment Fiduciary before exercising such of its powers as may be specified in such direction. Any such direction may be of a continuing nature or otherwise and may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall not be responsible for any loss that may result from the failure or refusal of the Investment Fiduciary to give any such required approval.
     (b) Prohibited Transactions. The Trustee shall not engage in any non-exempt prohibited transaction within the meaning of the Code and ERISA.
     (c) Legal Actions. The Trustee is authorized to execute all necessary receipts and releases and shall be under the duty to make efforts to collect such sums as may appear to be due (except contributions hereunder); provided, however, that the Trustee shall not be required to institute suit or maintain any litigation to collect the proceeds of any asset unless it has been indemnified to its satisfaction for counsel fees, costs, disbursements and all other expenses and liabilities to which it may in its judgment be subjected by such action. Notwithstanding anything to the contrary herein contained, the Trustee is authorized to compromise and adjust claims arising out of any asset held in the Trust Fund upon such terms and conditions as the Trustee may deem just, and the action so taken by the Trustee shall be binding and conclusive upon all persons interested in the Trust Fund.
     (d) Retention of Advisors. The Trustee, with the consent of the Investment Fiduciary, may retain the services of investment advisors to invest and reinvest the assets of the Trust Fund, as well as employ such legal, actuarial, medical, accounting, clerical and other assistance as may be required in carrying out the provisions of the Plan. The Trustee may also appoint custodians, subcustodians or subtrustees as to part or all of the Trust Fund.
Section 10.05 INSTRUCTIONS
     (a) Reliance on Instructions. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Investment Fiduciary, Plan Administrator or Company, the Trustee shall be entitled to act in good faith upon any written communication signed by any person or agent designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act in good faith on such person’s or agent’s instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.
     (b) Designation of Agent. The Company shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. After such notification, the Trustee shall be fully protected in acting in good faith upon the directions of, or dealing with, any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company.
     (c) Payment of Benefits. The Trustee shall pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely in good faith on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.
Section 10.06 INVESTMENT OF THE FUND
     (a) Investment Funds. The Investment Fiduciary shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Investment Fiduciary shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the first sentence of Subsection (b) below, the available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Investment Fiduciary shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.
     (b) Participant Self-Direction. To the extent permitted by the Plan Administrator pursuant to Section 9.02, each Participant shall have the right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Investment Funds; provided, however, that during any transition period as may be agreed by the Investment Fiduciary and the Trustee, the Investment Fiduciary may direct the investment by the Trustee into the Investment Funds available during such period with respect to which individual Participant’s directions shall not have been made or shall not have been permitted to be made under the Plan. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator’s approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions.
     (c) Investment Managers.
          (1) Appointment of Investment Managers. The Investment Fiduciary may appoint one or more Investment Managers with respect to some or all of the assets of the Trust Fund as contemplated by section 402(c)(3) of ERISA. Any such Investment Manager shall acknowledge to the Investment Fiduciary in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Trust Fund. The Investment Fiduciary shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Investment Fiduciary and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Investment Fiduciary shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Investment Fiduciary rescinds the appointment or the Investment Manager has resigned.
          (2) Separation of Duties. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Investment Fiduciary and shall be segregated in a separate account for the Investment Manager (the “Separate Account”) and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that each party shall have the full protection of section 405(d) of ERISA.
     (d) Proxies.
          (1) Delivery of Information. The Trustee shall deliver, or cause to be delivered, to the Company or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant.
          (2) Voting. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Company, the Investment Fiduciary,

Participant or the Beneficiary of the Participant, if the Participant is deceased. However, the Trustee may, in the absence of instructions, vote “present” for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders’ meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries, the Investment Fiduciary or the Company.
          (3) Investment Manager. To the extent not delegated to Participants pursuant to Subsection (b), the Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers.
Section 10.07 COMPENSATION AND INDEMNIFICATION
     (a) Compensation. The Trustee shall be entitled to reasonable compensation for its services as is mutually agreed upon with the Company. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Trust Fund unless paid directly by the Company.
     (b) Indemnification. The Company shall indemnify and hold harmless the Trustee from all claims, liabilities, losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by the Trustee in connection with its duties hereunder to the extent not covered by insurance, except when the same is due to the Trustee’s own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under the Plan or ERISA.
Section 10.08 RESIGNATION AND REMOVAL
     (a) Resignation. The Trustee may resign at any time by written notice to the Plan Administrator which shall be effective 60 days after delivery unless prior thereto a successor Trustee assumes the responsibilities of Trustee hereunder.
     (b) Removal. The Trustee may be removed by the Company at any time.
     (c) Successor Trustee. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Company appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 45 days after notice of resignation shall have been given under the provisions of this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Plan Sponsor may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

     (d) Transfer of Trust Fund. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Plan Sponsor.

ARTICLE 11
SPECIAL “TOP-HEAVY” RULES
Section 11.01 “TOP-HEAVY” STATUS
     The special provisions set forth in this Article 11 shall apply during any Plan Year in which this Plan, together with any other retirement plans required to be aggregated under Code section 416(g) and the Treasury Regulations promulgated thereunder, is “Top-Heavy.” This Plan is Top-Heavy for any Plan Year beginning after 1983:
     (a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;
     (b) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or
     (c) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
Section 11.02 MINIMUM ALLOCATIONS
     In any Plan Year in which the Plan is Top-Heavy, the Company contributions and forfeitures allocated on behalf of any Participant who is (i) employed by the Employer on the last day of the Plan Year and (ii) not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant’s Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 416, the largest percentage of Company contributions (including Elective Deferrals) and forfeitures, as a percentage of Key Employee’s Compensation, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete 1,000 hours of service (or any equivalent provided in the Plan), (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.
Section 11.03 MINIMUM VESTING
     (a) For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule shall automatically apply to the Plan to the extent that it is more favorable than the vesting schedule provided for in Article 6:

Vesting
Years of Vesting Service	Percentage
Less than Three Years	0%
Three or More Years	100%
     (b) The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to employee contributions or those already subject to a vesting schedule which vests at least as rapidly as the schedule listed above, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an hour of service after the Plan initially became Top-Heavy and such Employee’s Account balance attributable to Company contributions and forfeitures will be determined without regard to this Section. The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

ARTICLE 12
PLAN ADMINISTRATION
Section 12.01 PLAN ADMINISTRATOR
     (a) Designation. The Plan Administrator shall be the Plan Sponsor. The Plan Sponsor may subsequently designate other persons to serve as Plan Administrator.
     (b) Authority and Responsibility of the Plan Administrator. The Plan Administrator shall be the Plan “administrator” as such term is defined in section 3(16) of ERISA, and as such shall have total and complete discretionary power and authority:
          (i) to make factual determinations, to construe and interpret the provisions of the Plan, to correct defects and resolve ambiguities and inconsistencies therein and to supply omissions thereto. Any construction, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding;
          (ii) to determine the amount, form or timing of benefits payable hereunder and the recipient thereof and to resolve any claim for benefits in accordance with this Article 12;
          (iii) to determine the amount and manner of any allocations hereunder;
          (iv) to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;
          (v) to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under federal law or the provisions of this Plan;
          (vi) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;
          (vii) to approve and enforce any loan hereunder including the repayment thereof;
          (viii) to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;
          (ix) to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable;
          (x) to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees;

          (xi) to arrange for bonding, if required by law;
          (xii) to adjust Accounts in order to correct errors or omissions;
          (xiii) to determine whether any domestic relations order constitutes a Qualified Domestic Relations Order and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;
          (xiv) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;
          (xv) to supply such information to any person as may be required;
          (xvi) to establish, revise from time to time, and communicate to the Trustee and/or the Investment Fiduciary and Investment Manager(s), a funding policy and method for the Plan; and
          (xvii) to perform such other functions and duties as are set forth in the Plan that are not specifically given to the Investment Fiduciary or Trustee.
     (c) Procedures. The Plan Administrator may adopt such rules and procedures as it deems necessary, desirable, or appropriate for the administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished to it. The Plan Administrator’s decisions shall be binding and conclusive as to all parties.
     (d) Allocation of Duties and Responsibilities. The Plan Administrator may designate other persons to carry out any of his duties and responsibilities under the Plan.
Section 12.02 INVESTMENT FIDUCIARY
     (a) Designation. The Plan Investment Fiduciary shall be designated by the Plan Sponsor. In the absence of a designation, the Plan Administrator shall be the Investment Fiduciary. The Investment Fiduciary may consist of a committee consisting of one or more individuals who may be Employees appointed by the Plan Sponsor. If a committee is appointed, the committee shall elect a chairman and may adopt such rules and procedures as it deems desirable. The committee may take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the committee, to execute documents in its behalf.
     (b) Authority and Responsibility of the Investment Fiduciary. The Investment Fiduciary shall have the following discretionary authority and responsibility:
          (i) to manage the investment of the Trust Fund;
          (ii) to appoint one or more Investment Managers;

          (iii) to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable;
          (iv) to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), an investment policy for the Plan; and
          (v) to supply such information to any person as may be required.
     (c) Procedures. The Investment Fiduciary may adopt such rules and procedures as it deems necessary, desirable, or appropriate in furtherance of its duties hereunder. When making a determination or calculation, the Investment Fiduciary shall be entitled to rely upon information furnished to it.
Section 12.03 COMPENSATION OF PLAN ADMINISTRATOR AND INVESTMENT FIDUCIARY
     The Plan Administrator and Investment Fiduciary shall serve without compensation for their services.
Section 12.04 PLAN EXPENSES
     All direct expenses of the Plan, Trustee, Plan Administrator and Investment Fiduciary or any other person in furtherance of their duties hereunder shall be paid or reimbursed by the Company, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.
Section 12.05 ALLOCATION OF FIDUCIARY RESPONSIBILITY
     A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and Trust Agreement. It is intended that each fiduciary shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.
Section 12.06 INDEMNIFICATION
     The Company shall indemnify and hold harmless any person serving as the Investment Fiduciary and/or Plan Administrator from all claims, liabilities, losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by such persons in connection with their duties hereunder to the extent not covered by insurance, except when the same is due to such person’s own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Plan or ERISA.

Section 12.07 CLAIMS PROCEDURES
     (a) Application for Benefits. A Participant or any other person entitled to benefits from the Plan (a “Claimant”) may apply for such benefits by completing and filing a claim with the Plan Administrator. Any such claim shall be in writing and shall include all information and evidence that the Plan Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. The Plan Administrator may request any additional information necessary to evaluate the claim. The Plan Administrator shall normally answer any written claim within 90 days (45 days if the claim relates to a disability determination) of the date all the information and evidence necessary to process the claim is received. However, if the Plan Administrator furnishes the Claimant with a written extension notice during that period, the Plan Administrator may take up to 90 additional days (30 additional days if the claim relates to a disability determination) to make its decision. Any written extension notice shall indicate the special circumstances which make the extension necessary and the date by which the Plan Administrator expects to render its decision. If the claim relates to a disability determination, the period for making the determination may be extended for up to an additional 30 days if the Plan Administrator notifies the Claimant prior to the expiration of the first 30-day extension period. The notice shall include (1) the standards on which entitlement to a benefit is based, (2) the unresolved issues that prevent a decision on the claim, and (3) the additional information needed to resolve those issues. The Claimant shall have at least 45 days to provide the requested information.
     (b) Denial of Claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) any material or information needed to grant the claim and an explanation of why the additional information is necessary, and (4) an explanation of the steps that the Claimant must take if he wishes to appeal the denial.
     (c) Appeals of Denied Claims for Benefits. If a Claimant wishes to appeal the denial of a claim, he shall file a written appeal with the Plan Administrator on or before the 60th day (180th day if the claim relates to a disability determination) after he receives the Plan Administrator’s written notice that the claim has been wholly or partially denied. The written appeal shall identify both the grounds and specific Plan provisions upon which the appeal is based. The Claimant shall be provided, upon request and free of charge, documents and other information relevant to his claim. A written appeal may also include any comments, statements or documents that the Claimant may desire to provide. The Plan Administrator shall consider the merits of the Claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. The Claimant shall lose the right to appeal if the appeal is not timely made. The Plan Administrator shall ordinarily rule on an appeal within 60 days (45 days if the claim relates to a disability determination). However, if special circumstances require an extension and the Plan Administrator furnishes the Claimant with a written extension notice during the initial period, the Plan Administrator may take up to 120 days (90 days if the claim relates to a disability determination) to rule on an appeal.

     (d) Denial of Appeal. If an appeal is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial and (2) the pertinent Plan provisions on which the denial is based. The determination rendered by the Plan Administrator shall be binding upon all parties.
     (e) Determinations of Disability. If the claim relates to a disability determination, determinations of the Plan Administrator shall include the information required under applicable United States Department of Labor regulations.

ARTICLE 13
AMENDMENT, MERGER AND TERMINATION
Section 13.01 AMENDMENT
     The provisions of the Plan may be amended in writing at any time and from time to time by the Plan Sponsor, provided, however, that:
     (a) No amendment to the Plan shall decrease a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Account balance may be reduced to the extent permitted under Code section 412(c)(8) and no amendment shall increase the duties and liabilities of the Trustee without the Trustee’s consent. For purposes of this Subsection, a plan amendment which has the effect of decreasing a Participant’s Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit, unless such amendment is authorized under applicable Treasury Regulations.
     (b) The Plan may be amended by the entity that is deemed under applicable Treasury Regulations and procedures to be the Plan’s volume submitter sponsor.
     (c) If the Plan’s vesting schedule is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.
     (d) If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 years of vesting service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 hour of service in any plan year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “5 years of service” for “3 years of service” where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
          (1) 60 days after the amendment is adopted;
          (2) 60 days after the amendment becomes effective; or
          (3) 60 days after the Participant is issued written notice of the amendment by the Plan Administrator.

     The election provided for in this Section 13.01 shall be made in writing and shall be irrevocable when made.
     (e) Code section 411(d)(6) protected benefits will be available without regard to employer discretion in accordance with Treas. Reg. section 1.411(d)(4), Q & A’s #8 & 9.
Section 13.02 MERGER AND TRANSFER
     (a) Merger. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a Participant had such plan been terminated at that time.
     (b) Transfer. The Plan Administrator may direct the Trustee to accept assets and related liabilities from another qualified plan provided that it receives sufficient evidence that the transferor plan is a tax-qualified plan. The Plan Administrator may direct the Trustee to transfer assets and related liabilities to another qualified plan provided that it receives sufficient evidence that the transferee plan is a tax-qualified plan.
Section 13.03 TERMINATION
     (a) It is the intention of the Plan Sponsor that this Plan will be permanent. However, the Plan Sponsor reserves the right to terminate the Plan at any time for any reason.
     (b) Each entity constituting the Company reserves the right to terminate its participation in this Plan. Each such entity constituting the Company shall be deemed to terminate its participation in the Plan if: (i) it is a party to a merger in which it is not the surviving entity and the surviving entity is not an affiliate of another entity constituting the Company, or (ii) it sells all or substantially all of its assets to an entity that is not an affiliate of another entity constituting the Company.
     (c) Any termination of the Plan shall become effective as of the date designated by the Plan Sponsor. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants or to meet the administrative expenses of the Plan. In the event of the termination or partial termination of the Plan the account balance of each affected Participant will be nonforfeitable. In the event of a complete discontinuance of contributions under the Plan, the account balance of each affected Participant will be nonforfeitable. Upon termination of the Plan, Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 7.

ARTICLE 14
MISCELLANEOUS
Section 14.01 NONALIENATION OF BENEFITS
     (a) Except as provided in Section 14.01(b), the Trust Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, Participants or Beneficiaries under the Plan and all payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Company, Participant or Beneficiary. Except as provided in Section 14.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary. Any reference to a Participant or Beneficiary shall include an Alternate Payee or the Beneficiary of an Alternate Payee.
     (b) Notwithstanding the foregoing, the Trustee and/or Plan Administrator may:
          (1) Subject to Section 14.02 below, comply with the provisions and conditions of any Qualified Domestic Relations Order pursuant to the provisions of Code section 414(p).
          (2) Comply with any federal tax levy made pursuant to Code section 6331.
          (3) Subject to the provisions of Code section 401(a)(13), comply with the provisions and conditions of a judgment, order, decree or settlement agreement issued on or after August 5, 1997 between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA.
          (4) Bring action to recover benefit overpayments.
Section 14.02 RIGHTS OF ALTERNATE PAYEES
     (a) General. An Alternate Payee shall have no rights to a Participant’s benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order that are consistent with this Section 14.02.
     (b) Distribution. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to distribute all or a portion of a Participant’s benefits under the Plan to an Alternate Payee in accordance with the terms and conditions of a Qualified Domestic Relations Order. The Plan hereby specifically permits and authorizes distribution of a Participant’s benefits under the Plan to an Alternate Payee in accordance with a Qualified

Domestic Relations Order prior to the date the Participant has a Termination of Employment, or prior to the date the Participant attains his earliest retirement age as defined in Code section 414(p).
     (c) Investment Funds. If the Qualified Domestic Relations Order does not specify the Participant’s Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant’s Accounts, and the Investment Funds in which such Accounts are invested (excluding any amounts invested as a Participant loan), on a pro rata basis. A Qualified Domestic Relations Order may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant’s vested Accounts after deduction of any outstanding loan.
     (d) Default Rules. Unless a Qualified Domestic Relations Order establishing a separate account for an Alternate Payee provides to the contrary:
          (1) Withdrawals. An Alternate Payee shall not be permitted to make any withdrawals under Article 8.
          (2) Death Benefits. An Alternate Payee shall have the right to designate a Beneficiary who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee’s death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate. Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum as soon as administratively practicable after the Alternate Payee’s death.
          (3) Investment Direction. An Alternate Payee shall have the right to direct the investment of any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.
          (4) Voting Rights. An Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights in the same manner as provided with respect to a Participant.
          (e) Loans. An Alternate Payee shall not be permitted to make a loan from the separate account established for the Alternate Payee pursuant to the Qualified Domestic Relations Order.
          (f) Treatment as Spouse. A former spouse may be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.
          (g) Plan Procedures. The Plan Administrator shall be responsible for establishing reasonable procedures for determining whether any domestic relations order received with respect to the Plan qualifies as a Qualified Domestic Relations Order, and for administering distributions in accordance with the terms and conditions of such procedures and any Qualified Domestic Relations Order.

Section 14.03 NO RIGHT TO EMPLOYMENT
     Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Participant, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.
Section 14.04 NO RIGHT TO TRUST ASSETS
     No Employee, Participant, former Participant, Beneficiary or Alternate Payee shall have any rights to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as specifically provided under the Plan. All Payments of benefits under the Plan shall be made solely out of the assets of the Trust.
Section 14.05 PARTICIPANT BENEFITING
     A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. section 1.410(b)-3(a).
Section 14.06 GOVERNING LAW
     This Plan shall be construed in accordance with and governed by the laws of the State of Michigan to the extent not preempted by Federal law.
Section 14.07 SEVERABILITY OF PROVISIONS
     If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
Section 14.08 HEADINGS AND CAPTIONS
     The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
Section 14.09 GENDER AND NUMBER
     Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

     IN WITNESS WHEREOF, the parties have caused this Plan to be executed this 16th day of April  , 2008.

MACKINAC FINANCIAL CORPORATION:

Signature:	/s/ Ernie R. Krueger

Print Name: ERNIE R. KRUEGER

Title/Position: EVP/CFO

TRUSTEES:

/s/ Linda Bolda

Linda Bolda

/s/ Kelly W. George

Kelly W. George

/s/ Ernie R. Krueger

Ernie R. Krueger

EGTRRA ADDENDUM
MACKINAC FINANCIAL CORPORATION 401(K) PLAN
     1. This Addendum to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Addendum is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Addendum shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.
     2. This Addendum shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Addendum.
     3. The definition of “Compensation” in Article 2 of the Plan is amended by adding the following paragraph:
The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.
4. The following is added as Section 5.01(d) of the Plan:
     (d) This Subsection 5.01(d) shall apply to contributions on or after January 1, 2002. All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

     5. Section 4.04 of the Plan is designated as Subsection 4.04(a) and the following is added as Subsection 4.04(b) of the Plan:
     (b) Additional Rollovers. In addition to the Rollover Contributions specified in Subsection (a), the Plan may accept the following Rollover Contributions made on or after January 1, 2002:
          (1) A direct rollover of an eligible rollover distribution of after-tax employee contributions from a qualified plan described in Code section 401(a) or 403(a).
          (2) Any rollover of an eligible rollover distribution from an annuity contract described in Code section 403(b), excluding after-tax employee contributions.
          (3) Any rollover of an eligible rollover distribution from an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
          (4) Any rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.
     6. The following is added as Section 5.05 of the Plan:
     Section 5.05 MAXIMUM AMOUNT OF ANNUAL ADDITIONS
     (a) Effective Date. This Section shall be effective for Limitation Years beginning after December 31, 2001.
     (b) Maximum Annual Addition. Except to the extent permitted under Section 5.01 of the Plan and Code section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:
          (1) $40,000, as adjusted for increases in the cost-of-living under Code section 415(d), or
          (2) 100 percent of the Participant’s compensation, within the meaning of Code section 415(c)(3), for the Limitation Year. The compensation limit referred to in this Subsection (b)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

     7. The following is added as the final sentence of Section 5.02(c) of the Plan:
The multiple use test described in Treas. Reg. section 1.401(m)-2 and this Section shall not apply for Plan Years beginning after December 31, 2001.
     8. The following is added as Section 7.01(f) of the Plan:
     (f) (1) Effective Date. This Subsection shall apply for distributions and severances from employment occurring after December 31, 2001, regardless of when the severance from employment occurred.
          (2) New Distributable Event. A Participant’s Elective Deferrals, Qualified Nonelective Contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
     9. The following is added as Section 7.06(c) of the Plan:
     (c) (1) Effective date. This Subsection (c) shall apply to distributions made after December 31, 2001.
          (2) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in this Section, an eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p).
          (3) Eligible Rollover Distribution Excludes Hardship Distributions. For purposes of the direct rollover provisions in this Section, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
     10. The following is added to the end of the hardship provisions in Article 8 the Plan:
     A Participant who receives a distribution of Elective Deferrals on account of hardship shall be prohibited from making Elective Deferrals under this and all other plans of the Employer for six (6) months after receipt of the distribution. A

Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals under this and all other plans of the Employer for six (6) months after receipt of the distribution or until January 1, 2002, if later. Effective January 1, 2001, any requirement that the Participant’s limit on Elective Deferrals in the subsequent year be reduced is eliminated.
     11. The following sentence is added to the end of Subsection (j) of the loan provisions in Article 8 the Plan:
Effective for plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder- employee shall cease to apply.
     12. The following is added as Section 11.04 of the Plan:
     Section 11.04 NEW RULES
     (a) Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code section 416(c) for such years.
     (b) Determination of Top-Heavy Status.
          (1) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
          (2) Determination of Present Values and Amounts. This Subsection 11.04(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.
               (A) Distributions during the Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
               (B) Employees not Performing Services during Year. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.
     (c) Minimum Benefits.
          (1) Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).
          (2) Contributions under other Plans. The minimum benefit requirement may be met in another plan pursuant to the terms set forth in Article 11 (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met).
     (d) The top-heavy requirements of Code section 416 and this Section shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Code section 401(m)(11) are met.

REQUIRED MINIMUM DISTRIBUTION ADDENDUM
MACKINAC FINANCIAL CORPORATION 401(K) PLAN
This Addendum to the Plan is adopted to reflect the final regulations issued under Section 401(a)(9).
The following is added as the final Section of Article 7:
     (a) General Rules.
          (1) Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year.
          (2) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.
          (3) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).
          (4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.
     (b) Time and Manner of Distribution.
          (1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
          (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
               (A) If the Participant’s surviving spouse is the Participant’s sole designated primary beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
               (B) If the Participant’s surviving spouse is not the Participant’s sole designated primary beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

               (C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (D) If the Participant’s surviving spouse is the Participant’s sole designated primary beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection (b)(2), other than Subsection (b)(2)(A), will apply as if the surviving spouse were the Participant.
For purposes of this Subsection (b)(2) and Subsection (d), unless Subsection (b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section Subsection (b)(2)(A), the date distributions are considered to begin is the date distributions actually commence.
          (3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.
     (c) Required Minimum Distributions During Participant’s Lifetime.
          (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
               (A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
               (B) if the Participant’s sole designated primary beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

          (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death
     (d) Required Minimum Distributions After Participant’s Death.
          (1) Death On or After Date Distributions Begin.
               (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
                    (i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
                    (ii) If the Participant’s surviving spouse is the Participant’s sole designated primary beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
                    (iii) If the Participant’s surviving spouse is not the Participant’s sole designated primary beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
               (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (2) Death Before Date Distributions Begin.
               (A) Participant Survived by Designated Beneficiary. Except as provided in Subsection (f), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Subsection (d)(1).

               (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated primary beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(2)(A), this Subsection (d)(2) will apply as if the surviving spouse were the Participant.
     (e) Definitions.
          (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 7.04 of the Plan and is the designated beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
          (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s Death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
          (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
          (4) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

          (5) Required Beginning Date. The date specified in Article 2 of the plan.
     (f) Other Rules.
          (1) Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Subsections (b)(2) and (d)(2) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Subsections (b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Subsections (b)(2) and (d)(2).
          (2) Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.
          (3) Optional Forms of Payment. Nothing contained in this Section shall be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Beneficiaries that is not otherwise permitted by the Plan.

FINAL 401(k)-(m) REGULATION ADDENDUM
     This Addendum to the Plan reflects the final regulations under Code sections 401(k) and 401(m) issued on December 29, 2004 (the “Final Regulations”). This Addendum is intended as good faith compliance with the requirements of the Final Regulations and is to be construed in accordance with same. This Addendum and the Final Regulations shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Addendum and the Final Regulations.
     The provisions of this Addendum concerning Elective Deferrals shall apply only to the extent that the Plan provides for Elective Deferrals. The provisions of this Addendum concerning Matching Contributions and Voluntary Contributions shall apply only to the extent that the Plan provides for such contributions. In addition, provisions regarding other features shall only apply to the extent that the Plan provides for such features.
OPTIONAL PROVISIONS:
1.	This Addendum shall be effective for Plan Years beginning on or after: January 1, 2006. NOTE: Unless otherwise specified above, this Addendum shall be effective as of the first day of the first Plan Year beginning on or after January 1, 2006. Any date entered prior to January 1, 2006 must comply with applicable regulations.

2a.	If the Plan is a safe harbor plan within the meaning of Treas. Reg. section 1.401(k)-3, indicate the safe harbors the Plan is intended to satisfy for Plan Years beginning on or after the effective date of this Addendum: (N/A)
i.	[ ] ADP (Treas. Reg. section 1.401(k)-3) and ACP (Treas. Reg. section 1.401(m)-3).

ii.	[ ] ADP (Treas. Reg. section 1.401(k)-3) only.
NOTE: Unless otherwise specified above if the Plan is a safe harbor plan within the meaning of Treas. Reg. section 1.401(k)-3, the Plan shall meet the ADP and ACP safe harbors. Unless otherwise specified in 2b, if the Plan is intended to meet the ADP and ACP safe harbors, Paragraph 5.A shall apply and any allocation requirements for Matching Contributions shall be waived pursuant to Paragraph 5.B. If the Plan is intended to meet the ADP safe harbor only, the Plan shall be subject to the ACP test and the conditions and/or limitations of Treas. Reg. section 1.401(m)-3 and Paragraphs 5.A and 5.B shall not apply.

2b.	If 2a.i is selected (the Plan is intended to satisfy the ADP and ACP safe harbors) and a safe harbor notice has already been provided for a Plan Year as of the time of execution of an amendment that first adopts the Final Regulations indicating that Matching Contributions are subject to allocation requirements, indicate whether such allocation requirements shall be waived for such Plan Year:
i.	[ ] No - the Matching Contribution allocation requirements and the ACP test shall apply to the Plan Year for which the safe harbor notice has already been provided.

ii.	[ ] Yes - the allocation requirements for Matching Contributions shall be waived pursuant to Paragraph 5.B and the ACP test shall not apply.

NOTE: Unless otherwise specified above, the Matching Contribution allocation requirements and the ACP test shall apply to the Plan Year for which the safe harbor notice has already been provided.
STANDARD PROVISIONS:
3.	Timing of Contributions of Elective Deferrals. A contribution made pursuant to a cash or deferred election must be made after the deferral election is made and after the employee’s performance of service with respect to which the contributions are made (or when the cash or other taxable benefit would be currently available, if earlier). Notwithstanding the foregoing, the timing of contributions will not be treated as failing to satisfy the requirements of this Paragraph merely because contributions for a pay period are occasionally made before the services with respect to that pay period are performed, provided the contributions are made early in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions.

4.	Timing of Contributions of Matching Contributions. Matching Contributions may not be contributed to the Plan before the cash or deferred election is made or before the employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier). An employer contribution is not a Matching Contribution made on account of a Voluntary Contribution if it is contributed before the Voluntary Contribution. Notwithstanding the foregoing, the timing of contributions will not be treated as failing to satisfy the requirements of this Plan: (i) merely because contributions are occasionally made before the employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier) in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions, or (ii) because of a forfeiture that is allocated as a matching contribution or an allocation of shares from an ESOP loan suspense account made in accordance with Treas. Reg. 1.401(m)-1(a)(iii)(B). If the Plan is a safe harbor plan within the meaning of Treas. Reg. section 1.401(k)-3 and safe harbor Matching Contributions are made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year), such safe harbor Matching Contributions must be contributed to the Plan by the last day of the immediately following Plan Year quarter.

5.	Safe Harbor Matching Rules.
A.	In General. If the Plan is a safe harbor plan within the meaning of Treas. Reg. section 1.401(k)-3 and Paragraph 2 specifies that the Plan is intended to satisfy the requirements of Treas. Reg. section 1.401(m)-3, the ratio of Matching Contributions on behalf of a Highly Compensated Employee to that Highly Compensated Employee’s Elective Deferrals or Voluntary Contributions (or the sum of Elective Deferrals and Voluntary Contributions) for that Plan Year shall not be greater that the ratio of Matching Contributions to Elective Deferrals or Voluntary Contributions (or the sum of Elective Deferrals and Voluntary Contributions) that would apply with respect to any Nonhighly Compensated Employee for whom the Elective Deferrals/Voluntary Contributions are the same percentage of safe harbor compensation. If a Highly Compensated Employee participates in more than one plan that provides for matching contributions, matching contributions made under the other plan shall not be taken into account to determine the rate of Matching Contributions under this Paragraph provided that: (i) the Highly Compensated Employee is not simultaneously an eligible employee under two plans that provide for Matching Contributions maintained by an employer for a Plan Year; and (ii) the period used to determine compensation for purposes of determining Matching Contributions under each such plan is limited to periods when the Highly Compensated Employee participated in the plan.

B.	Waiver of Hours/Last Day Requirement for Matching Contribution in Safe Harbor Plan. To the extent provided in Paragraph 2, any provision in the Plan with respect to the allocation of Matching Contributions (other than the initial eligibility requirements) that requires the Participant to perform any Hours of Service or be employed on the last day of an applicable Plan Year shall be waived for any Plan Year in which Paragraph 2 provides for such waiver.

C.	Application of ACP Test. If Paragraph 2 specifies that the Plan is not intended to satisfy the requirements of Treas. Reg. section 1.401(m)-3, the ACP test shall be performed for any Plan Year that the Plan is not intended to satisfy such requirements.
6.	Disproportionate QNECs Used in ADP Test. All or part of a Nonhighly Compensated Employee’s Qualified Nonelective Contributions may be taken into account in meeting the ADP test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(k)-2(a)(6). A Qualified Nonelective Contribution shall be treated as disproportionate to the extent such contributions exceed the product of compensation and the greater of: (i) 5%, or (ii) two times the Plan’s representative contribution rate. Any Qualified Nonelective Contribution taken into account under the ACP test (including the determination of the representative contribution rate), is not permitted to be taken into account for purposes of this Paragraph (including the determination of the representative contribution rate).
A.	Representative Contribution Rate. For purposes of this Paragraph, the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).

B.	Applicable Contribution Rate. For purposes of this Paragraph, the applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of such employee’s qualified matching contributions taken into account in determining such employee’s ADR for the Plan Year and Qualified Nonelective Contributions made for the Nonhighly Compensated Employee during the Plan Year, divided by the eligible Nonhighly Compensated Employee’s compensation for the same period.

C.	Special Rule for Davis Bacon. Notwithstanding the foregoing, Qualified Nonelective Contributions that are made in connection with an employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Service Contract Act of 1965 or similar legislation may be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10 percent of that Nonhighly Compensated Employee’s compensation.

D.	Qualified Matching Contributions. Qualified matching contributions satisfy this Paragraph only to the extent that such qualified matching contributions are Matching Contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Treas. Reg. section 1.401(m)-2(a)(5)(ii).
7.	Disproportionate QNECs Used in ACP Test. All or part of a Nonhighly Compensated Employee’s Qualified Nonelective Contributions may be taken into account in meeting the ACP test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(m)-2(a)(6). A Qualified Nonelective Contribution shall be treated as disproportionate to the extent such contributions exceed the product of compensation and the greater of: (i) 5%, or (ii) two times the Plan’s representative contribution rate. Any Qualified Nonelective Contribution taken into account in the ADP test (including the determination of the representative contribution rate) is not permitted to be taken into account for purposes of this Paragraph (including the determination of the representative contribution rate for purposes of this Paragraph).
A.	Representative Contribution Rate. For purposes of this Paragraph, the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).

B.	Applicable Contribution Rate. For purposes of this Paragraph, the applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of such employee’s matching contributions taken into account in determining such employee’s ACR for the Plan Year and Qualified Nonelective Contributions made for the Nonhighly Compensated Employee during the Plan Year, divided by the eligible Nonhighly Compensated Employee’s compensation for the same period.

C.	Special Rule for Davis Bacon. Notwithstanding the foregoing, Qualified Nonelective Contributions that are made in connection with an employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Service Contract Act of 1965 or similar legislation may be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10 percent of that Nonhighly Compensated Employee’s compensation.
8.	Disproportionate Matching Contributions Used in ACP Test. All or part of a Nonhighly Compensated Employee’s Matching Contributions may be taken into account in meeting the ACP test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(m)-2(a)(5)(ii). Such contributions shall be treated as disproportionate to the extent such contributions exceed the greatest of: (1) 5% of compensation; (2) the employee’s Elective Deferrals for a year; and (3) the product of 2 times the Plan’s representative matching rate and the employee’s Elective Deferrals for a year.
A.	Representative Matching Rate. For purposes of this Paragraph, the Plan’s representative matching rate is the lowest matching rate for any eligible Nonhighly Compensated Employee among a group of Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest matching rate for all eligible Nonhighly Compensated Employees in the Plan who are employed by the employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).

B.	Matching Rate. For purposes of this Paragraph, the matching rate for an employee generally is the Matching Contributions made for such employee divided by the employee’s Elective Deferrals for the Plan Year. If the matching rate is not the same for all levels of Elective Deferrals for an employee, the employee’s matching rate is determined assuming that an employee’s Elective Deferrals are equal to 6 percent of compensation.

C.	Application to Matching Contributions that Match Employee Contributions. Modifications to the foregoing shall be made to the extent provided in applicable Treasury Regulations if the Plan provides a Matching Contribution with respect to the Voluntary Contributions.
9.	Change from Current Year to Prior Year Testing. The Company may elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii). The foregoing rules shall apply separately to the ADP and ACP tests.

10.	Highly Compensated Employee in More Than One Plan. If a Highly Compensated Employee participates in two or more CODAs of the same employer, all Elective Deferrals and other contributions made during the Plan Year under all such arrangements (regardless of the plan year of the other plans) shall be aggregated in determining the ADR and ACR in the Plan in accordance with applicable Treasury Regulations.

11.	Plan Coverage Change. If the Plan uses the prior year testing method for either the ADP or ACP test and is involved in a plan coverage change as defined in Treas. Reg. section 1.401(k)-2(c)(4) and/or 1.401(m)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees’ prior year percentages will be made in accordance with such regulations.

12.	Contributions Used to Satisfy the ADP/ACP Tests. The Plan Administrator may use any employer and/or employee contribution to meet the requirements of the ADP and ACP tests to the extent permitted by applicable Treasury Regulations.

13.	Correction Methods. The Plan Administrator may use any correction method to correct excess contributions and/or excess aggregate contributions as permitted by applicable Treasury Regulations. If the Plan Administrator uses the recharacterization method to correct, the Plan Administrator may only treat excess contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Voluntary Contribution if the Plan uses the same testing methods (Current Year/Prior Year). Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Voluntary Contributions made by that employee would exceed any stated limit under the Plan on Voluntary Contributions.

14.	Plans Using Differing Testing Methods. A Plan other than a standardized plan may use differing testing methods (i.e., current year /prior year) for the ADP and ACP tests. For example, the Plan may use the prior year testing method for the ADP test and the current year testing method for its ACP test for a Plan Year. In addition to the prohibition on recharacterization specified in Paragraph 13, a Plan that uses differing methods may not use Elective Deferrals in the ACP test and may not use qualified matching contributions in the ADP test.

15.	Aggregation. The Plan may not be aggregated for testing purposes if the plans to be aggregated use differing testing methods (i.e., current year/prior year). For example, a Plan (within the meaning of Treas. Reg. section 1.410(b)-7(b)) that applies the current year testing method may not be aggregated with another plan that applies the prior year testing method. Similarly, an employer may not aggregate a plan (within the meaning of Treas. Reg. section 1.410(b)-7(b)): (i) using the ADP safe harbor provisions of Code section 401(k)(12) and another plan that is using the ADP test of Code section 401(k)(3), or (ii) using the ACP safe harbor provisions of Code section 401(m)(11) and another plan that is using the ACP test of Code section 401(m)(2).

16.	Contributions Only Used Once. Qualified Nonelective Contributions and qualified matching contributions shall not be taken into account under the ADP test to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any other ACP test, or the requirements of Treas. Reg. sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. If the Plan switches from the current year testing method to the prior year testing method, Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

17.	Refunds of Deferrals for Failed ADP Test. Any refunds of excess contributions resulting from the failure of the ADP test shall be adjusted for income or loss up to the date of distribution. The income/loss allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that such excess contributions would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total account were to be distributed, the allocable gain or loss during that period. The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(k)-2(b)(2)(iv).

18.	Refunds of Excess Aggregate Contributions for Failed ACP Test. Any refunds of excess aggregate contributions resulting from the failure of the ACP test shall be adjusted for income or loss up to the date of distribution. The income/loss allocable to excess aggregate contributions is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that the excess aggregate contributions would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total account were to be distributed, the allocable gain or loss during that period. The Plan Administrator may use any reasonable method for computing the income allocable to excess aggregate contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess aggregate contributions merely because the income allocable to excess aggregate contributions is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(m)-2(b)(2)(iv).

19.	Vesting. Elective Deferrals shall: (i) be 100% vested, (ii) be disregarded for purposes of applying Code section 411(a)(2) to other contributions or benefits, and (iii) remain nonforfeitable even if the employee makes no additional elective contributions under a cash or deferred arrangement. An amount is immediately nonforfeitable if it is immediately nonforfeitable within the meaning of Code section 411, and would be nonforfeitable under the Plan regardless of the age and service of the employee or whether the employee is employed on a specific date. The Elective Deferrals shall not be subject to forfeitures or suspensions permitted by Code section 411(a)(3). Thus, for example, elective contributions under a qualified CODA are taken into account for purposes of determining whether a Participant is a nonvested participant for purposes of Code section 411(a)(6)(D)(iii) (the “rule of parity”).

20.	Hardship.
A.	In General. A distribution on account of hardship must be limited to the maximum distributable amount. The maximum distributable amount is equal to the employee’s total Elective Deferrals as of the date of distribution, reduced by the amount of previous distributions of Elective Deferrals. Thus, the maximum distributable amount does not include earnings, Qualified Nonelective Contributions or qualified matching contributions, unless grandfathered under Treas. Reg. section 1.401(k)-1(d)(3)(ii)(B) as of the earliest date provided therein. In addition, an employee must obtain all other currently available distributions (including a distribution of ESOP dividends under Code section 404(k)) before receiving a hardship distribution.

B.	Safe Harbor - Deemed Immediate and Heavy. In determining whether a Participant has a deemed immediate and heavy financial need, a Plan using the safe harbor hardship criteria may consider the following financial needs as immediate and heavy:
1.	Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

2.	Costs directly related to the purchase of a principal residence for the employee (excluding mortgage payments);

3.	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the employee, or the employee’s spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

4.	Payments necessary to prevent the eviction of the employee from the employee’s principal residence or foreclosure on the mortgage on that residence;

5.	Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(d)(1)(B));

6.	Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

7.	Other expenses as provided by the Commissioner as specified in Treas. Reg. section 1.401(k)-1(d)(3)(v).
C.	Safe Harbor - Deemed Necessary. Effective as provided in applicable IRS guidance, if the Plan uses the safe harbor hardship criteria, the Participant’s limit on Elective Deferrals under Code section 402(g) shall not be reduced solely on account of receiving a hardship distribution.
21.	Plan Year Requirements - Safe Harbor Plans. The following shall apply if the Plan intends to satisfy Treas. Reg. section 1.401(k)-3 and/or Treas. Reg. section 1.401(m)-3:
A.	Twelve Month Plan Year. The Plan must adopt the safe harbor provisions before the first day of the Plan Year and remain in effect for an entire 12-month Plan Year. If the Plan is a newly established plan it may have a Plan Year of less than 12 months, provided that the Plan Year is at least 3 months long (or, if the Plan is established as soon as administratively feasible after the employer comes into existence, a shorter period). If the Plan is amended to provide a cash or deferred arrangement, the Plan Year may be less than twelve months provided that: (i) the Plan is not a successor plan; and (ii) the cash or deferred arrangement is made effective no later than 3 months prior to the end of the Plan Year. Similarly, the Plan will not fail to satisfy the requirements of Treas. Reg. section 1.401(m)-3 for the first Plan Year in which Matching Contributions are provided under the Plan provided that: (i) The Plan is not a successor plan; and (ii) the amendment providing for Matching Contributions is made effective at the same time as the adoption of a cash or deferred arrangement that satisfies the requirements of Treas. Reg. section 1.401(k)-3, taking into account the rules of Treas. Reg. section 1.401(k)-3(e)(2). In addition, if the Plan uses the current year testing method, it may be amended to provide safe harbor nonelective contributions after the first day of the Plan Year and no later than 30 days before the last day of the Plan Year but only if the Plan provides the contingent and follow- up notices described in applicable Treasury Regulations.

B.	Change of Plan Year. The Plan may have a short Plan Year as a result of changing its Plan Year, provided that: (i) the Plan satisfied the applicable safe harbor requirements for the immediately preceding Plan Year; and (ii) the Plan satisfies the applicable safe harbor requirements for the immediately following Plan Year (or for the immediately following 12 months if the immediately following Plan Year is less than 12 months).

C.	Final Plan Year. A Plan Year may be less than twelve months if the Plan is terminated, provided that the Plan satisfies the applicable safe harbor requirements through the date of termination and either: (i) the Plan would satisfy the requirements of Subparagraph (D) as modified by applicable Treasury Regulations; or (ii) the plan termination is in connection with a transaction described in Code section 410(b)(6)(C) or the employer incurs a substantial business hardship comparable to a substantial business hardship described in Code section 412(d).

D.	Safe Harbor Matching Contributions. If the Plan provides for safe harbor Matching Contributions, the Plan may be amended during a Plan Year to reduce or suspend safe harbor Matching Contributions on future elective contributions (and, if applicable, Voluntary Contributions) provided that: (i) all eligible employees are provided a supplemental notice appraising them of such amendment; (ii) the reduction or suspension of safe harbor Matching Contributions is effective no earlier than the later of 30 days after eligible employees are provided the supplemental notice and the date the amendment is adopted; (iii) eligible employees are given a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the reduction or suspension of safe harbor matching contributions to change their cash or deferred elections and, if applicable, their Voluntary Contribution elections; (iv) the Plan is amended to provide that the ADP test and, if applicable, the ACP test will be satisfied for the entire Plan Year in which the reduction or suspension occurs using the current year testing method; and (v) the Plan satisfies the requirements of Treas. Reg. section 1.401(k)-3 and if so indicated in Paragraph 2, Treas. Reg. section 1.401(m)-3 with respect to amounts deferred through the effective date of the amendment.
22.	Plan Termination/Alternate Defined Contribution Plans. A distribution of Elective Deferrals may not be made upon plan termination if the employer establishes or maintains an alternative defined contribution plan. A plan is an alternative defined contribution plan only if it is a defined contribution plan that exists at any time during the period beginning on the date of plan termination and ending 12 months after distribution of all assets from the terminated plan. However, if at all times during the 24-month period beginning 12 months before the date of plan termination, fewer than 2% of the employees who were eligible under the defined contribution plan that includes the cash or deferred arrangement as of the date of plan termination are eligible under the other defined contribution plan, the other plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not treated as an alternative defined contribution plan if it is an employee stock ownership plan as defined in Code section 4975(e)(7) or 409(a), a simplified employee pension as defined in Code section 408(k), a SIMPLE IRA plan as defined in Code section 408(p), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code section 457(b) or (f).

REQUIRED 2007 AMENDMENT ADDENDUM
     This Addendum to the Plan is adopted to reflect the provisions of applicable law and the applicable regulations that are generally effective after December 31, 2006 (“Applicable Law”). This Addendum is intended as good faith compliance with the requirements of Applicable Law and is to be construed in accordance with same. This Addendum and the provisions of Applicable Law shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Addendum and Applicable Law.
     Except as expressly provided herein, this Addendum shall be effective for Plan Years beginning on or after January 1, 2007. Any effective dates specified herein shall be modified to the extent necessary to comply with any superseding guidance.
OPTIONAL PROVISIONS:
415 Provisions
1a.	Include Post Severance Compensation in definition of Compensation for allocation purposes:

[ ] Yes [ X ] No

NOTE: This election will also apply for compensation for purposes of Code section 415.

1b.	If 1a is “Yes”, Post Severance Compensation is included for the following purposes:
i.	[ ] Elective Deferrals and Voluntary Contributions.

ii.	[ ] Matching Contributions.

iii.	[ ] Nonelective Contributions.
1c.	If 1a is “Yes”, effective date of inclusion of Post Severance Compensation shall be limitation years beginning on or after: .

2a.	Determine compensation for allocation purposes using Post Year End Compensation:

[ ] Yes [ X ] No

NOTE: If “Yes” is selected, amounts earned during the current year and paid during the first few weeks of the next year will be included in current year compensation. This election will also apply for compensation for purposes of Code section 415.

2b.	If 2a is “Yes”, effective date of inclusion of Post Year End Compensation shall be limitation years beginning on or after: .
Normal Retirement Age
3a.	Normal Retirement Age. It is necessary to amend the Plan to revise the definition of Normal Retirement Age:

[ ] Yes [ X ] No

NOTE: If the Plan qualifies for the relief in IRS Notice 2007-69 and the prior Normal Retirement Age was 55 or greater, and less than 62, the Plan does not need to be amended until the last day of the Plan’s remedial amendment period for this provision (generally by the later of (a) the last day of the first Plan year beginning after June 30, 2008, or (b) the due date (including extensions) for filing the employer’s income tax return for the employer’s taxable year that includes the first day of the first Plan year beginning after June 30, 2008.).

3b.	If 3a is “Yes”, Normal Retirement Age means:
i.	[ ] Attainment of age .

ii.	[ ] Later of attainment of Age and the anniversary of participation in the Plan.
3c.	If 3a is “Yes”, describe the Plan provisions that will prevent the Plan from violating the Code and ERISA: .

NOTE: Item 3c must contain language to prevent the reduction of benefits that would cause the Plan to fail to satisfy Code section 411(d)(6), Code section 411(a)(9) (requiring that the normal retirement benefit not be less than the greater of any early retirement benefit payable under the Plan or the benefit under the Plan commencing at normal retirement age), Code section 411(a)(10) (if the amendment changes the Plan’s vesting rules), or Code section 4980F/ERISA section 204(h) (relating to amendments that reduce the rate of future benefit accrual). See Treas. Reg. 1.411(d)-4, Q&A-12.

NOTE: If the Plan permits in-service distributions after the attainment of Normal Retirement Age, the increase in the age component of Normal Retirement Age shall not be deemed a violation of Code section 411(d)(6) provided that the amendment is adopted after May 22, 2007 and before the end of the Plan’s remedial amendment period specified in the NOTE following 3a.

3d.	If 3a is “Yes”, enter the effective date of change in the Normal Retirement Age: . (If the Normal Retirement Age was 55 or greater, and less than 62, must be after May 22, 2007 and no later than the first day of the first Plan year beginning after June 30, 2008.
STANDARD PROVISIONS:
A.	Annual Addition Limitations. Except as otherwise expressly provided, this Paragraph shall be effective for limitation years beginning on or after July 1, 2007.
1.	Any correction methods for excess annual additions set forth in the Plan that were allowed pursuant to the prior version of Treas. Reg. 1.415-6(b)(6) shall not apply. However, the Plan may be eligible for self-correction under Rev. Proc. 2006-27, 2006-22 I.R.B. 945 and any superseding guidance.

2.	Restorative payments allocated to a participant’s account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated participants are similarly treated, shall not give rise to an annual addition for any limitation year.

3.	The Plan’s definition of compensation for a year that is used for purposes of Code section 415 may not reflect compensation for a year greater than the limit under Code section 401(a)(17) that applies to that year.

4.	If the Plan uses a definition of compensation for purposes of Code section 415 under prior regulations that included only those items specified in Treas. Reg. section 1.415-2(d)(2)(i) and excluding all of those items listed in Treas. Reg. section 1.415-2(d)(3), the definition shall be revised to indicate that compensation for such purposes means all items of remuneration described in Treas. Reg. 1.415(c)-2(b), and excluding the items of remuneration described in Treas. Reg. 1.415(c)-2(c).

5.	“Post Year End Compensation” means amounts earned during a year but not paid during that year solely because of the timing of pay periods and pay dates if: (i) these amounts are paid during the first few weeks of the next year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (iii) no compensation is included in more than one year.

6.	“Post Severance Compensation” means amounts paid by the later of: (1) 2-1/2 months after an employee’s severance from employment with the employer maintaining the plan or (2) the end of the limitation year that includes the date of severance from employment with the employer maintaining the plan; and those amounts would have been included in the definition of compensation if they were paid prior to the employee’s severance from employment with the employer maintaining the plan. However the payment must be for (a) unused accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if the employee had continued in employment; or (b) received by an employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the employee at the same time if the employee had continued in employment with the employer and only to the extent that the payment is includible in the employee’s gross income.

7.	Compensation shall include other compensation paid by the later of: (1) 2-1/2 months after an employee’s severance from employment with the employer maintaining the plan or (2) the end of the limitation year that includes the date of the employee’s severance from employment with the employer maintaining the plan if: (a) the payment is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and the payment would have been paid to the employee prior to a severance from employment if the employee had continued in employment with the employer.

The exclusions from compensation for payments after severance from employment do not apply to payments to an individual who does not currently perform services for the employer by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service. To the extent provided in the Plan, compensation shall include compensation paid to a participant who is permanently and totally disabled.
B.	Refunds of Excess Deferrals. Effective for taxable years beginning after December 31, 2006 (excesses distributed after December 31, 2007), any refunds of Elective Deferrals that exceed the dollar limitation contained in Code section 402(g) shall be adjusted for income or loss up to the date of distribution. The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that such excess deferrals would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total account were to be distributed, the allocable gain or loss during that period. The Plan Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under applicable treasury regulations.

C.	N/A.

D.	Protected Benefits. This Paragraph is effective for plan amendments adopted after August 9, 2006 (periods beginning on or after June 7, 2004 relating to suspension of benefit payments).
1.	Except as provided in Paragraph D.2, a plan amendment may not decrease a participant’s accrued benefits, or otherwise place greater restrictions or conditions on a participant’s rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11).

2.	An amendment described in Paragraph D.1 does not violate Code section 411(d)(6) to the extent: (i) it applies with respect to benefits that accrue after the applicable amendment date; or (ii) the plan amendment changes the Plan’s vesting computation period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c).

     The undersigned agree to be bound by the terms of the forgoing addenda and acknowledge receipt of same. These addenda are executed this 16th day of April, 2008.

MACKINAC FINANCIAL CORPORATION:

Signature:	ERNIE R. KRUEGER
Print Name:	ERNIE R. KRUEGER
Title/Position:	EVP/CFO